----------------------------------------------------------------------------




                      AGREEMENT OF PURCHASE AND SALE

                                  BETWEEN

                           TURNER ADREAC, L.C.,
                    a Texas limited liability company,
                 d/b/a/ Turner Adreac Development Company

                                 AS SELLER



                                    AND



                   UNIVERSAL HEALTH REALTY INCOME TRUST,
                  a Maryland Real Estate Investment Trust

                               AS PURCHASER


                          covering and describing


                 The Professional Center at Kings Crossing

                                situated in

                           Harris County, Texas



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


                             Table of Contents

Section                                                                Page

ARTICLE I         PURCHASE AND SALE. . . . . . . . . . . . . . . . . . .  1
 1.1              Agreement of Purchase and Sale . . . . . . . . . . . .  1
 1.2              Property Defined . . . . . . . . . . . . . . . . . . .  2
 1.3              Permitted Exceptions . . . . . . . . . . . . . . . . .  2
 1.4              Purchase Price . . . . . . . . . . . . . . . . . . . .  2
 1.5              Payment of Purchase Price. . . . . . . . . . . . . . .  3

ARTICLE II        TITLE AND SURVEY . . . . . . . . . . . . . . . . . . .  3
 2.1              Commitment for Title Insurance . . . . . . . . . . . .  3
 2.2              Uniform Commercial Code Searches . . . . . . . . . . .  3
 2.3              Survey . . . . . . . . . . . . . . . . . . . . . . . .  3
 2.4              Title Review Period. . . . . . . . . . . . . . . . . .  4
 2.5              Owner Policy of Title Insurance. . . . . . . . . . . .  4

ARTICLE III       DELIVERY OF MATERIALS AND INSPECTION . . . . . . . . .  4
 3.1              Delivery of Materials. . . . . . . . . . . . . . . . .  4
 3.2              Entry and Inspection . . . . . . . . . . . . . . . . .  5
 3.3              Assumption of Certain Operating Agreements . . . . . .  6

ARTICLE IV        ENVIRONMENTAL INSPECTION AND ESTOPPEL CERTIFICATES . .  6
 4.1              Environmental Inspection . . . . . . . . . . . . . . .  6
 4.2              Estoppel Certificates. . . . . . . . . . . . . . . . .  6

ARTICLE V         CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. . .    6
 5.1              Conditions Precedent . . . . . . . . . . . . . . . .    6

ARTICLE VI        CLOSING. . . . . . . . . . . . . . . . . . . . . . . .  8
 6.1              Time and Place . . . . . . . . . . . . . . . . . . . .  8
 6.2              Seller's Obligations at Closing. . . . . . . . . . . .  9
 6.3              Purchaser's Obligations at Closing . . . . . . . . . . 11
 6.4              Prorations . . . . . . . . . . . . . . . . . . . . . . 11
 6.5              Closing Costs. . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VII       REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . 12
 7.1              Representations and Warranties of Seller . . . . . . . 12
 7.2              Covenants of Seller. . . . . . . . . . . . . . . . . . 14

ARTICLE VIII      DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 15
 8.1              Default by Purchaser . . . . . . . . . . . . . . . . . 15
 8.2              Default by Seller. . . . . . . . . . . . . . . . . . . 16


                                    (i)

Section                                                                Page

ARTICLE IX        RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE X         COMMISSIONS. . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE XI        MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . 17
 11.1             Assigns. . . . . . . . . . . . . . . . . . . . . . . . 17
 11.2             Title Policy or Abstract . . . . . . . . . . . . . . . 17
 11.3             Notices. . . . . . . . . . . . . . . . . . . . . . . . 17
 11.4             Disbursements. . . . . . . . . . . . . . . . . . . . . 18
 11.5             Modification . . . . . . . . . . . . . . . . . . . . . 18
 11.6             Reporting Requirements . . . . . . . . . . . . . . . . 18
 11.7             Tenant Notification Letters. . . . . . . . . . . . . . 19
 11.8             Time of Essence. . . . . . . . . . . . . . . . . . . . 19
 11.9             Successors and Assigns . . . . . . . . . . . . . . . . 19
 11.10            Exhibits and Schedules . . . . . . . . . . . . . . . . 19
 11.11            Entire Agreement . . . . . . . . . . . . . . . . . . . 19
 11.12            Further Assurances . . . . . . . . . . . . . . . . . . 19
 11.13            Attorneys' Fees. . . . . . . . . . . . . . . . . . . . 20
 11.14            Counterparts . . . . . . . . . . . . . . . . . . . . . 20
 11.15            Severability . . . . . . . . . . . . . . . . . . . . . 20
 11.16            Section Headings . . . . . . . . . . . . . . . . . . . 20
 11.17            Binding Effect . . . . . . . . . . . . . . . . . . . . 20
 11.18            Choice of Law. . . . . . . . . . . . . . . . . . . . . 20
 11.19            Allocation of Purchase Price . . . . . . . . . . . . . 20
 11.20            No Third Party Beneficiary . . . . . . . . . . . . . . 21
 11.21            Limitation of Liability. . . . . . . . . . . . . . . . 21
 11.22            Effective Date of Agreement. . . . . . . . . . . . . . 21


Exhibit                                                                Page

EXHIBIT A         LEGAL DESCRIPTION OF THE REALTY. . . . . . . . . . . . 23
EXHIBIT B         [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . .   27
EXHIBIT C         GENERAL WARRANTY DEED. . . . . . . . . . . . . . . .   28
EXHIBIT D         BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT. . . . 30
EXHIBIT E         ASSIGNMENT OF TENANT LEASES. . . . . . . . . . . . . . 34
EXHIBIT F         FIRPTA AFFIDAVIT . . . . . . . . . . . . . . . . . . . 38
EXHIBIT G         NOTICE OF PURCHASE AND LEASE ASSIGNMENT TO TENANTS . . 40
EXHIBIT H         ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . 42
EXHIBIT I         PERMITTED ENCUMBRANCES . . . . . . . . . . . . . . . . 47



                                   (ii)

                      AGREEMENT OF PURCHASE AND SALE


        THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made to be effective as of the date described in Section 11.22 hereof (the "Effective Date"), by and between Turner Adreac, L.C., a Texas limited liability company, d/b/a Turner Adreac Development Company ("Seller"), and Universal Health Realty Income Trust, a Maryland Real Estate Investment Trust ("Purchaser").

                           W I T N E S S E T H:

                                 ARTICLE I
                             PURCHASE AND SALE

        1.1 Agreement of Purchase and Sale. Subject to the terms and conditions set forth herein and for the consideration stated herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the following:

        (a) All those two (2) certain tracts or parcels of land situated in Harris County, Texas, containing 1.69 acres and 1.72 acres, respectively, each as more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with any and all improvements situated thereon, commonly known as "The Professional Center at Kings Crossing," and situated at the corner of Lake Houston Parkway and Towns Bend Drive, Kingwood, Texas, together with all rights, tenements, hereditaments, easements, appendages, privileges and appurtenances pertaining thereto, including all wastewater discharge capacity allocated or reserved thereto, all development rights with respect thereto and any right, title and interest of Seller in and to the adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate (collectively the "Realty");

        (b) A nonexclusive easement (the "Easement") encumbering that certain tract or parcel of land situated in Harris County, Texas, more particularly described as Tract 3 on Exhibit A attached hereto and made a part hereof for all purposes (the "Easement Tract"), granting the owner of all or any part of the Realty the right of ingress, egress and access to the Realty and prohibiting Seller or Seller's successors and assigns from taking any action on or with regard to the Easement Tract that would have a material, adverse effect on the rights granted to the owner of all or any part of the Realty pursuant to the Easement;

        (c) All of the interest of the "Lessor" or "Landlord" under all tenant leases covering the Realty (collectively the "Leases"), and any security deposits or prepaid rent received or held by Seller in connection therewith;

        (d) All tangible personal property owned by Seller and situated upon and used in connection with the complete and comfortable ownership, use, enjoyment, occupancy or operation of the Realty, including, without limitation, all raw materials, work and materials in process, stock in trade, inventory and equipment, if any (collectively the "Personalty");

        (e) All right, title and interest in and to any trade name or assumed name presently or formerly used by Seller in connection with the ownership, use, enjoyment, occupancy or operation of the Realty, including, without limitation, the name "The Professional Center at Kings Crossing" (the "Name");

        (f) All assignable warranties, guaranties, indemnities and claims issued to Seller in connection with the Realty and the Personalty (collectively the "Warranties"); and

        (g) All assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Realty and the Personalty (collectively the "Operating Agreements") which Purchaser elects to assume pursuant to Section 3.3 hereof.

       1.2 Property Defined. The property and interests described in Sections 1.1(a) through 1.1(g) above are hereinafter sometimes referred to collectively as the "Property."

       1.3 Permitted Exceptions. The Property shall be conveyed subject to the following matters (collectively the "Permitted Exceptions"):

        (a)  those matters deemed to Permitted Exceptions pursuant to
   Section 2.4 hereof;

        (b) building restrictions and zoning regulations heretofore or hereafter adopted by any municipal or other public authority relating to the Property, which in the aggregate do not have a material adverse effect on Purchaser's use or enjoyment of the Property;

        (c) taxes for the year of Closing (as such term is defined in Section
   6.1 hereof) (if such taxes are not yet due and payable) and subsequent years, which taxes shall be prorated at Closing;

        (d)  the Leases; and

        (e)  the matters set forth on Exhibit I.

       1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total purchase price (the "Purchase Price") equal to the Total Annual Base Rental (as such term is hereinafter defined) divided by 12.096% (the "Cap Rate"), plus accrued interest (not including default interest) on the development loan through September 1, 1995. By way of example, if the Total Annual Basic Rental for the first year of each lease equaled $474,603.53, while accrued interest equaled $122,473.71, the Purchase Price would be $4,046,114.00. As used in this Section 1.4, the term "Total Annual Base Rental" means the total sum of all the Annual Base Rental plus Additional Rental for Above Standard Improvements in the first year following completion as set forth in all of the Leases (including the Master Leases (hereinafter defined)) (hereinafter defined) that have been approved by Purchaser as of the date of Closing (hereinafter defined). The Total Annual Base Rental for the Leases as of the date hereof is set forth on Schedule 1, attached hereto and made a part hereof for all purposes.

        1.5 Payment of Purchase Price. The Purchase Price shall be payable by Purchaser to Seller in cash or readily available funds at Closing; provided, however, that for purposes of this Section 1.5, a credit against the Construction Loan Indebtedness (as such term is defined in Section 5.1(a) hereof) shall be deemed the equivalent of cash.

                                ARTICLE II
                             TITLE AND SURVEY

       2.1 Commitment for Title Insurance. Seller and Purchaser hereby instruct Stewart Title Company, Fort Bend Division, 1250 Shoreline Drive, Suite 100, Sugar Land, Texas 77478, Attention: David Draper (the "Title Company") to deliver to Purchaser, Seller and the Surveyor (as such term is defined in Section 2.3 hereof), at least forty-five (45) days prior to Closing, a Commitment for Title Insurance (the "Title Commitment") covering the Realty, showing all matters affecting title to the Realty and binding the Title Company to issue to Purchaser at Closing an Owner Policy of Title Insurance (the "Owner's Policy"), the Owner's Policy to be issued by an underwriter acceptable to Purchaser, on the standard form of policy prescribed by the Texas State Board of Insurance and in the full amount of the Purchase Price. Seller and Purchaser further instruct the Title Company to deliver to Seller, Purchaser and the Surveyor legible copies of all instruments referred to on Schedules B or C of the Title Commitment. Seller and Purchaser hereby direct the Title Company to delete the "survey exception" contained in the Title Commitment except for "shortages in area" and Seller and Purchaser shall each pay one-half of the fees charged by the Title Company in connection with such deletion.

        2.2  Uniform Commercial Code Searches. Seller shall, at least thirty
(30) days prior to Closing, and at Seller's sole cost and expense, obtain and deliver to Purchaser (a) a Uniform Commercial Code Search performed on Seller and any assumed name Seller uses or has used in connection with the upkeep, repair, maintenance or operation of the Property, certified by the County Clerk of Harris County, Texas, and (b) a Uniform Commercial Code Search performed on Seller and any assumed name Seller uses or has used in connection with the upkeep, repair, maintenance or operation of the Property, certified by the Secretary of State of Texas (together, the "UCC Searches").

        2.3 Survey. Seller shall, at least thirty (30) days prior to Closing, and at Seller's sole cost and expense, cause a current Texas Society of Professional Surveyors Category 1A, Condition II survey (the "Survey") to be performed and completed on the Realty by a Registered Professional Land Surveyor licensed by the State of Texas (the "Surveyor") and reasonably acceptable to Purchaser and the Title Company. A copy of the Survey shall be delivered to Seller, Purchaser and the Title Company. Unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description contained in the documents employed to convey the Property from Seller to Purchaser. The Survey shall contain a certification from the Surveyor satisfactory, in form and content, to Purchaser.

        2.4 Title Review Period. Purchaser shall have twenty (20) days (the "Title Review Period") after the receipt of the Title Commitment, legible copies of all instruments referred to in Schedules B or C of the Title Commitment, the UCC Searches and the Survey to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment, the UCC Searches or the Survey. Any item contained in the Title Commitment, the UCC Searches or the Survey to which Purchaser does not object during the Title Review Period shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of an objection to anything contained in the Title Commitment, the UCC Searches or the Survey prior to the expiration of the Title Review Period, Seller shall cure or remove such objection and deliver to Purchaser a revised Title Commitment, UCC Search or Survey evidencing such cure or removal; provided, however, that Purchaser shall be deemed to have objected to and Seller shall cure or remove all liens of any kind against the Property, including, without limitation, (a) mortgage liens, (b) tax liens, (c) abstracts of judgment, (d) environmental liens, and (e) materialmen's and mechanic's liens.

       2.5 Owner Policy of Title Insurance. At Closing, the Title Company shall furnish to Purchaser, at Seller's sole cost and expense, the Owner's Policy, which shall be in the customary form prescribed by the Texas State Board of Insurance. The Owner's Policy may contain as exceptions the standard printed exceptions and the Permitted Exceptions; provided, however, (a) the standard exception for restrictions shall read "None of Record" (except for restrictions that are Permitted Exceptions), (b) the exception for rights of parties in possession shall be limited to the rights of tenants under the Leases, (c) the standard exception for taxes shall be limited to the year in which the Closing occurs (if such taxes are not yet due and payable), and (d) the "survey exception" shall be deleted except for "shortages in area" and Seller shall pay all fees charged by the Title Company in connection with such deletion.


                               ARTICLE III
                   DELIVERY OF MATERIALS AND INSPECTION

        3.1 Delivery of Materials. Within twenty (20) days from the Effective Date, Seller, at its sole cost and expense, shall deliver to Purchaser the following:

        (a) a rent roll for the Property for the period ending on the last day of the last full calendar month which will be certified as true and correct by Seller;

        (b) copies of all Leases, including all amendments or addendums thereto;

        (c) copies of all Operating Agreements and any amendments and letter agreements relating thereto;

        (d) statements of property taxes and assessed values with respect to the Property for 1994 and for 1995, if in Seller's possession or control;

        (e)  as-built plans and specifications for the Property;

        (f) copies of all Certificates of Occupancy or inspection reports in Seller's possession or control relating to the Property issued by any municipal or other governmental authority;

        (g)  current operating statements;

        (h)  a list and description of the Personalty;

        (i) copies of any inspection reports relating to the Property in Seller's possession or control including, without limitation, any environmental inspection reports;

        (j) copies of any inspection reports, correspondence or other documentation concerning the compliance of the Property with applicable rules, regulations, ordinances and laws of governmental authorities having jurisdiction, including, without limitation, any inspection reports, correspondence or documentation concerning the Property's compliance or noncompliance, as the case may be, with any applicable Life Safety Requirements; and

        (k) such additional information relating to the Property in the possession or control of Seller as Purchaser may reasonably request.

In addition, Seller shall update the information provided to Purchaser pursuant to this Section 3.1 contemporaneously with any and all draw requests made by Seller pursuant to the Security Documents (as such term is defined in Section 5.1(a) hereof). Seller represents or warrants that all materials, data and information to be delivered by Seller to Purchaser in connection with the transaction contemplated hereby will be complete, true and accurate in all material respects.

        3.2 Entry and Inspection. Purchaser and Purchaser's agents, employees, contractors and consultants shall have the right from and after the Effective Date, to enter onto the Property, to make a physical inspection of the Property and to examine all books and records maintained by Seller relating to the Property at such place or places as such books and records may be located in Harris County, Texas. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property by Seller or its tenants.

        3.3 Assumption of Certain Operating Agreements. At least ten (10) days prior to Closing Purchaser shall notify Seller in writing of those Operating Agreements which Purchaser elects, in its sole and absolute discretion, to assume (collectively the "Assumed Operating Agreements"); provided, however, that Purchaser shall have no obligation to assume any Operating Agreements. Seller shall cause all other Operating Agreements to be terminated and released prior to Closing.


                                ARTICLE IV
            ENVIRONMENTAL INSPECTION AND ESTOPPEL CERTIFICATES

        4.1 Environmental Inspection. Prior to the execution of this Agreement, Seller has delivered to Purchaser a Phase I environmental audit on the Property (the "Environmental Audit"), stating and setting forth that the Property is free from contamination by Hazardous Materials (as such term is defined in Section 7.1(g) hereof) and in full and complete compliance with all applicable law relating to Hazardous Materials. At Closing, Seller shall, at Seller's sole cost and expense, deliver to Purchaser an updated Environmental Audit, updated to no earlier than three (3) days prior to Closing, confirming that the matters set forth in the Environmental Audit are true and correct as of such date.

       4.2 Estoppel Certificates. At or prior to Closing, Seller shall, at Seller's sole cost and expense, deliver to Purchaser estoppel certificates (collectively the "Estoppel Certificates") in form and content satisfactory to Purchaser from all tenants currently occupying or scheduled to occupy part of the Property (collectively the "Tenants") setting forth such information as may be reasonably required by Purchaser.


                                ARTICLE V
             CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

       5.1 It shall be an express condition precedent to Purchaser's obligations to this Agreement that prior to Closing:

        (a) Seller shall have complied in full with all of its obligations under that certain Promissory Note dated December _____, 1994 (the "Note") evidencing a construction loan (the "Construction Loan Indebtedness") from Purchaser to Seller to finance the construction of the Property, and all of Seller's obligations pursuant to the other documents and instruments evidencing and securing the Construction Loan Indebtedness, including, without limitation, (i) that certain Construction Loan Agreement dated December , 1994 (the "Construction Loan Agreement"), (ii) that certain Deed of Trust, Security Agreement and Fixture Filing dated December , 1994, (iii) that certain Assignment of Leases and Rents dated December , 1994, and (iv) those certain Construction Loan Guarantys dated December , 1994 (collectively the "Security Documents");

        (b) Seller shall have fully and timely performed all of its obligations under this Agreement, including, without limitation, the obligations set forth in Sections 4.1, 4.2 and 6.2 hereof;

        (c)  Seller's representations and warranties set forth in Section
   7.1 hereof shall be true and correct in all respects;

        (d) Seller shall have fully and timely complied with all of its covenants and obligations set forth in Section 7.2 hereof;

        (e) Seller shall have delivered to Purchaser true and correct copies of all insurance policies relating to the Property, in form, content and amount satisfactory to Purchaser;

        (f) Seller shall have paid any and all penalties and other sums due and payable pursuant to the Leases as a result of any action or inaction on the part of Seller, including, without limitation, the failure to complete the Improvements (as such term is defined in the Construction Loan Agreement) by the dates specified in the Leases;

        (g) The Independant Supervising Architect (as defined in the Construction Loan Agreement) shall have reasonably determined that the construction of the Property has been completed in compliance with the terms and provisions of the Note and the Security Documents and in full compliance with applicable law;

        (h) All leasable space in the Property shall be subject to valid, binding and enforceable leases with Tenants acceptable to Purchaser; provided, however, that if no more than twenty percent (20%) of the leasable space in the Property (the "Unleased Area") is not leased as required by this
   Section 5.1(h), Seller shall be deemed to have complied with this condition if Seller master leases the Unleased Area pursuant to a master lease or several master leases in form and content acceptable to Purchaser and containing rental rates and other terms and provisions acceptable to Purchaser (collectively, the "Master Leases") and provides Purchaser with an irrevocable, multiple draw, unconditional letter of credit, in form and content satisfactory to Purchaser, in the amount of one (1) year's rent under the Master Leases and securing Seller's obligations under the Master Leases. Seller agrees to provide a replacement Letter of Credit annually no less than fourteen (14) calendar days prior to the expiration of the then current letter of credit, and the Letter of Credit shall provide that Seller's failure to provide such a replacement Letter of Credit shall entitle Purchaser to draw upon the Letter of Credit;

        (i) Seller shall have delivered to Purchaser a sum of money equal to the rental rebate set forth in that certain Lease Agreement, Suite 103, between Seller, as landlord, and Lester J. Kocinski, D.P.M and Tommy W. Der, D.P.M., as Tenant, dated September 8, 1994 (the "Rebate");

        (j) Seller shall have performed all of its obligations under the Leases and no default on the part of any party thereto shall exist and there shall be no event or occurrence which, upon the giving of notice or the passage of time or both, would constitute an event of default thereunder;

        (k) Seller shall have obtained, delivered and assigned to Purchaser all guarantees from the developer and all contractors, subcontractors, suppliers, engineers, architects and others covering, among other things, the structural soundness and integrity of all improvements located on the Realty;

        (l) All requirements contained in the Construction Loan Agreement regarding the structural condition, zoning classification and physical condition of the Property shall have been met; and

        (m) Seller shall have delivered to Purchaser a written Management Agreement in form and content acceptable to Purchaser (the "Management Agreement"), pursuant to which Seller, Charles Turner and Michael Van, collectively, shall agree to manage the Property for a term of ten (10) years for a management fee of no more than four percent (4%) of the gross lease stream, (i) containing a lease commission structure consistent with that contained in agreements similar to the Management Agreement then existing in connection with projects similar to the Property and otherwise satisfactory to Purchaser, (ii) containing representations, warranties and covenants regarding such partys' competency as real property managers, and (iii) providing that the same may be cancelled at any time by Purchaser upon thirty
   (30) days' written notice.

                                ARTICLE VI
                                 CLOSING

  6.1 Time and Place. Subject to the provisions of Article IX hereof, the closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of the Title Company at 10:00 a.m., Houston, Texas time, on the thirtieth (30th) day following Final Completion (as such term is defined in the Security Documents) (or the nearest business day thereafter in the event such thirtieth (30th) day is on a Saturday, Sunday or legal holiday in Houston, Harris County, Texas) or on such other date and at such time as may be agreed upon in writing by Seller and Purchaser. Notwithstanding anything to the contrary contained in this Section 6.1, Purchaser shall have the right, at Purchaser's sole discretion, to extend the date of Closing up to fifteen (15) days by providing written notice to such effect to Seller.

  6.2  Seller's Obligations at Closing.  At Closing, Seller shall:

        (a) comply or provide evidence, in form and content satisfactory to Purchaser, of Seller's compliance with all of the conditions set forth in
   Section 5.1 hereof;

        (b) deliver to Purchaser a General Warranty Deed (the "Deed") in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, conveying the Realty to Purchaser free and clear of all encumbrances except the Permitted Exceptions;

        (c) join with Purchaser in the execution and acknowledgment of a Blanket Conveyance, Bill of Sale and Assignment (the "Bill of Sale") in the form of Exhibit D attached hereto and made a part hereof for all purposes, conveying the Personalty, the Name, the Warranties and the Assumed Operating Agreements to Purchaser free and clear of all encumbrances except the Permitted Exceptions;

        (d) join with Purchaser in the execution and acknowledgment of an Assignment of Tenant Leases (the "Assignment") in the form of Exhibit E attached hereto and made a part hereof for all purposes, conveying the Leases to Purchaser free and clear of all encumbrances except Permitted Exceptions;

        (e)  deliver to Purchaser the Management Agreement;

        (f) join with Purchaser in the execution and acknowledgement of any notice required by Section 50.301 of the Texas Water Code;

        (g) join with Purchaser in the execution and acknowledgement of any notice required by City of Houston Ordinance No. 89-1312;

        (h) deliver to Purchaser a FIRPTA Affidavit (the "FIRPTA Affidavit") in the form of Exhibit F attached hereto and made a part hereof for all purposes, duly executed by Seller, stating that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, and in the event Seller is unable or unwilling to deliver the FIRPTA Affidavit, in lieu thereof the funds payable to Seller shall be adjusted in such a manner as to comply with the withholding provisions of such statutes;

        (i) deliver to Purchaser a Certificate, executed and sworn to by Seller, confirming that as of Closing, (i) all of the conditions set forth in
Section 5.1 hereof have been performed by Seller, (ii) all of the representations and warranties set forth in Section 7.1 hereof are true and correct, (iii) all covenants set forth in Section 7.2 hereof have been satisfied, (iv) all conditions to Seller and Purchaser's obligations hereunder have occurred or been satisfied, and (v) no material adverse changes have occurred with respect to all or any part of the Property;

        (j) deliver to Purchaser updated UCC Searches, updated to a date no more than three (3) days prior to the date of Closing, showing no liens or other encumbrances other than any liens or encumbrances that are Permitted Exceptions;

        (k) deliver to Purchaser a certificate of an officer of Seller in form reasonably satisfactory to Purchaser, stating that Seller has complied in full with all of its obligations under the Note and the Security Documents;

        (l)  deliver to Purchaser the Environmental Audit;

        (m) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

        (n) join with Purchaser in the execution of a letter to each tenant under the Leases (collectively the "Tenant Letters") in the form of Exhibit G attached hereto and made a part hereof for all purposes, the Tenant Letters to be prepared by Seller and delivered for execution by Purchaser at Closing;

        (o) deliver to Purchaser the originals of all Leases and all Assumed Operating Agreements;

        (p) deliver to Purchaser tax certificates furnished by the taxing authorities having jurisdiction over the Property indicating that all taxes on the Property have been paid through 1994;

        (q) deliver to Purchaser such evidence as Purchaser and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

        (r)  deliver to Purchaser all keys to the Property;

        (s) deliver to Purchaser a certified rent roll dated as of the end of the last full calendar month immediately preceding the date of Closing;

        (t)  deliver to Purchaser the Estoppel Certificates; and

        (u) if an Assumed Name has been filed by Seller in connection with the ownership, use, enjoyment, occupancy or operation of the Property, deliver to Purchaser an executed withdrawal thereof.

       6.3   Purchaser's Obligations at Closing.  At Closing, Purchaser shall:

        (a) pay to Seller the Purchase Price in cash or readily available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of such amount;

        (b) join with Seller in execution of the instruments described in Sections 6.2(c), 6.2(d), 6.2(f), 6.2(g) and 6.2(n) hereof;

        (c) deliver to Seller such evidence as Seller and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

       6.4   Prorations.

        (a)  The following shall be apportioned with respect to the Property:

          (i)     rents payable under the Leases;

         (ii) real estate taxes for the year of Closing, as of the date of Closing, any apportionment of real estate taxes to be made with respect to a tax year for which either the tax rate or assessed valuation or both have not yet been fixed, to be upon the basis of the tax rate and/or assessed valuation last fixed; provided that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, Seller and Purchaser will make all necessary adjustments by appropriate payments between themselves following Closing. The provisions of this
                  Section 6.4(a)(iii) shall survive Closing;

        (iii)     current expenses under the Assumed Operating
                  Agreements; and

         (iv)     gas, electricity and other utility charges.

        (b) In making such apportionments, Purchaser shall be entitled to rents and other income earned and due from the Property with respect to the period up to and including the date of Closing, and Purchaser shall be responsible for taxes and other expenses accrued or incurred with respect to the period following the date of Closing. All such apportionments shall be subject to post-Closing adjustments as necessary to reflect later relevant information not available at Closing and to correct any errors made at Closing with respect to such apportionments and the party receiving more than it was entitled to hereunder shall reimburse the other party hereto in the amount of such overpayment within thirty (30) days after written demand therefor. Notwithstanding the foregoing, such apportionments shall be deemed final and not subject to further post-Closing adjustments if no such adjustments have been requested after a period of ninety (90) days from such time as all necessary information is available to make a complete and accurate determination of such apportionments. All other matters with respect to apportionments shall be governed by the Closing Memorandum. The provisions of this Section 6.4(b) shall survive Closing.

        (c) At Closing, Seller shall credit to the account of Purchaser against the cash portion of the Purchase Price any security deposits or prepaid rent received by Seller pursuant to any leases executed by Seller or Seller's predecessors in interest, as lessor, which will continue in effect after Closing, and Seller shall keep all such security deposits and prepaid rents.

       6.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing Seller in connection with the transaction contemplated hereby, (b) the fees of any counsel representing Purchaser in connection with the transaction contemplated hereby, not to exceed $15,000.00, (c) the premium for the Owner's Policy (specifically including the additional premium chargeable for deletion of the "survey exception"), (d) the cost of the Survey, (e) the cost of the Environmental Audit, (f) the fees for recording the Deed, the Bill of Sale and any other instruments used to convey the Property to Purchaser, and (g) any escrow fees charged by the Title Company in connection with the transaction contemplated hereby.

                               ARTICLE VII
                REPRESENTATIONS, WARRANTIES AND COVENANTS

       7.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

        (a) Seller is a limited liability company, validly existing and in good standing under the laws of the State of Texas. Seller has complete and unrestricted power and authority to enter into this Agreement and all other agreements to be executed and delivered by Seller pursuant to the terms and provisions hereof, to perform its obligations hereunder and thereunder, and to consummate the transaction contemplated hereby;

        (b) This Agreement has been duly executed and delivered by Seller. All other agreements contemplated hereby to be executed and delivered by Seller will be, prior to Closing, duly authorized, executed and ready in all respects to be delivered by Seller. This Agreement and all other agreements contemplated hereby constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms;

        (c) The execution, delivery and performance of this Agreement and any other agreement contemplated hereby and the consummation of the transaction contemplated hereby or thereby do not, with or without the passage of time and/or giving of notice, (i) conflict with, constitute a breach, violation or termination of any provision of any contract or other agreement to which Seller is a party or to which all or any part of the Property is bound, (ii) result in an acceleration or increase of any amounts due from Seller to any person or entity, (iii) conflict with or violate the Articles of Incorporation or Bylaws of Seller, (iv) result in the creation or imposition of any lien on all or any part of the Property, or (v) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to Seller or all or any part of the Property;

        (d) Seller now has and shall have at Closing good and indefeasible title to the Property in fee simple absolute, free and clear of all liens (other than the Security Documents) and no party has any material rights in, or to acquire, all or any part of the Property;

        (e) There are no actions, suits, claims, assessments, or proceedings pending or, to the best of Seller's knowledge, threatened that could materially adversely affect the ownership, operation, or maintenance of the Property or Seller's ability to perform hereunder;

        (f) Seller has no information of and to the best of Seller's knowledge, after reasonable inquiry, there is not (i) any change contemplated in any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), (ii) any law, ordinance, regulation, administrative ruling, restrictive covenant or deed restriction affecting the Property, including without limitation, any applicable zoning ordinances, building codes, flood disaster laws, wetlands regulation, health law or environmental law, (iii) any judicial or administrative action, (iv) any action by adjacent landowners, (v) any administrative action, (vi) any natural or artificial conditions on or about the Property, or (vii) any significant adverse fact or condition relating to the Property or its use, that would prevent, limit, impede, or render more costly the ownership, operation or maintenance of the Property;

        (g) No Hazardous Materials have been incorporated, used, generated, manufactured, stored, or disposed of in, on, under, or about the Property or transferred to or from the Property and there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders, relating to the use, generation, manufacture, storage or disposal of any Hazardous Materials on, under or about the Property. As used in this Agreement, the term "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous waste, toxic substances or related materials, including, without limitation, substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et. seq.; and the Resources Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq.;

        (h) Any and all underground storage tanks previously removed from the Property were removed in accordance with all applicable laws, ordinances, regulations and administrative rulings and no underground storage tanks are presently situated on the Property;

        (i) The Property includes all sewer or wastewater capacity rights and development rights which were originally obtained with the Property by Seller, and no such sewer or wastewater capacity rights or development rights have previously been conveyed or transferred to any third party by Seller;

        (j)  Seller is not in default under the Leases;

        (k) Seller has not entered into any Leases or other agreements allowing any party to occupy all or any part of the Property on any basis such that the rental to be paid by the tenant or lessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the tenant or lessee, or (ii) any other formula such that any portion of the rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar successor provision thereof; and

        (l) The materials, data and information provided by Seller to Purchaser pursuant to Section 3.1 hereof are true, accurate and complete in all material respects.


The representations and warranties contained in this Section 7.1 shall be deemed to be restated at Closing and shall survive Closing.

       7.2 Covenants of Seller. Seller hereby covenants with Purchaser, which covenants shall survive Closing, as follows:

        (a) subsequent to the Effective Date, Seller will not, without the prior written approval of Purchaser, enter into any employment agreement, management agreement, lease or other agreement affecting the Property; provided, however, that Purchaser will not unreasonably withhold consent to any lease to any financially capable tenant containing terms at least as favorable to landlord as those contained in the Master Leases;

        (b) subsequent to the Effective Date, Seller will (i) maintain and operate the Property in a good and businesslike manner and the same manner as Seller has heretofore maintained and operated the same, (ii) not commit or permit to be committed any waste to the Property, (iii) continue all Assumed Operating Agreements and all insurance policies concerning the ownership, operation, or maintenance of the Property in full force and effect and neither cancel, amend, nor renew any of the same without Purchaser's prior written consent, and (iv) not remove any item of the Personalty from the Property unless it is replaced with an item of at least equal value that is properly suited for its intended purpose;

        (c) Prior to Closing, Seller shall, at its sole cost and expense, remove and/or remediate to Purchaser's reasonable satisfaction all Hazardous Materials which have been disclosed by the Environmental Audit to be situated in, on, under, or about the Property;

        (d) Prior to Closing, Seller shall terminate all Operating Agreements other than the Assumed Operating Agreements and pay all leasing commissions and other accrued obligations arising out of the upkeep, repair, maintenance or operation of the Property;

        (e) Prior to Closing, Seller shall, at its sole cost and expense, comply with any and all applicable subdivision regulations and similar ordinances necessary to allow for the conveyance of the Property from Seller to Purchaser;

        (f) Seller shall not lease the Property on any basis such that the rental to be paid by the tenant or lessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the tenant or lessee, or (ii) any other formula such that any portion of the rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated in connection therewith (the "Code"), or any similar successor provision thereof; and

        (g) Seller shall notify Purchaser immediately after the same occurs of any material change concerning the Property, these representations and warranties contained in Section 7.1 hereof, or any other information heretofore or hereafter furnished to Purchaser concerning the Property.


                               ARTICLE VIII
                                 DEFAULT

       8.1 Default by Purchaser. In the event that Purchaser should fail to consummate this Agreement for any reason, except Seller's default or the termination of this Agreement by either Seller or Purchaser as expressly provided for herein, Seller shall be entitled, as its sole and exclusive remedy, to either (a) enforce specific performance of this Agreement, or (b) terminate this Agreement, in which event neither party shall have any further rights, duties or obligations hereunder; provided, however, that no termination or other action by Purchaser pursuant to this Section 8.1 shall have any effect on the rights, remedies and obligations of Seller or Purchaser under the Note and the Security Documents.

       8.2 Default by Seller. In the event that Seller should fail to consummate this Agreement for any reason, except Purchaser's default or the termination of this Agreement by either Seller or Purchaser as expressly provided for herein, Purchaser shall be entitled, as its sole and exclusive remedies, either (a) to enforce specific performance of this Agreement, or (b) to terminate this Agreement, in which event neither party shall have any further rights, duties or obligations hereunder; provided, however, that no termination or other action by Seller pursuant to this Section 8.1 shall have any effect on the rights, remedies and obligations of Seller or Purchaser under the Note and the Security Documents.

                                ARTICLE IX
                               RISK OF LOSS

       9.1 In the event of any damage or destruction to the Property subsequent to the Effective Date and prior to the date of Closing, the estimated time of repair of which is in excess of sixty (60) calendar days, Purchaser, at its option, may either terminate this Agreement (provided, however, that no termination by Purchaser pursuant to this Section 9.1 shall have any effect on the rights, remedies and obligations of Seller or Purchaser under the Note and the Security Documents) or Purchaser may elect to consummate the transaction contemplated hereby, in which event Seller and Purchaser shall agree in writing to extend the date of Closing as necessary to allow Seller to repair the Property to new condition. Purchaser agrees to deliver to Seller any insurance proceeds it may have received in connection with such damage or destruction (subject in all respects to the terms and provisions, and Purchaser's rights under, the Note and the Security Documents), to the extent necessary to restore the Property, and Seller shall promptly restore the property to its new condition. In the event of any damage or destruction to the Property subsequent to the Effective Date and prior to the date of Closing, the estimated time of repair of which is less than sixty (60) calendar days, Purchaser shall have no right to terminate this Agreement as a result thereof, and Seller shall have up to an additional sixty (60) calendar days in which to restore the Property to new condition. Purchaser agrees to deliver to Seller any insurance proceeds it may have received in connection with such damage or destruction (subject in all respects to the terms and provisions, and Purchaser's rights under, the Note and the Security Documents), to the extent necessary to restore the Property, and Seller shall promptly restore the property to its new condition.


                                ARTICLE X
                               COMMISSIONS

      10.1 Each party represents to the other that there has been no broker, finder, real estate agent or similar agent engaged in connection with the sale of the Property from Seller to Purchaser other than Larry Marks of Harry M. Green Interests, Inc. ("Broker"). Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker, finder or agent other than Broker, by, through or on account of any acts of the indemnifying party or its agents, employees or representatives, the indemnifying party will hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including attorneys' fees, accountants' fees and court costs) in connection therewith. The commission payable to Broker is set forth in a separate written agreement. The provisions of this Section
10.1 shall survive Closing.


                                ARTICLE XI
                              MISCELLANEOUS

      11.1 Assigns. Purchaser may assign or transfer its rights and obligations under this Agreement at any time to (a) any financially capable party to whom Purchaser assigns its interest under the Note and the Security Documents, and/or
(b) any wholly owned, related, controlled or affiliated entity or party, without the consent of Seller, and this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors, and assigns. Except as set forth above, Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld. If Purchaser assigns its rights and obligations under this Agreement as permitted above, Purchaser shall be automatically fully released from all of its obligations and liabilities hereunder. In such event, Seller agrees to and shall immediately upon request by Purchaser execute a written instrument in a form satisfactory to Purchaser evidencing and confirming such full release.

      11.2 Title Policy or Abstract. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

      11.3 Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered a properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram, telex or telecopy. Notice so mailed shall be effective upon its deposit in the custody of the U.S. Postal Service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

          (a)    if to Purchaser:

                 Universal Health Realty Income Trust
                 367 South Gulph Road
                 King of Prussia, Pennsylvania  19406
                 Attention:  Cheryl K. Ramagano

                 with a copy to:

                 Universal Health Realty Income Trust
                 3525 Piedmont Road, N.E.
                 7 Piedmont Center, Suite 202
                 Atlanta, Georgia  30305
                 Attention:  Timothy J. Fowler

                 and with a copy to:

                 Jonathan K. Newsome
                 Fulbright & Jaworski L.L.P.
                 1301 McKinney, Suite 5100
                 Houston, Texas  77010-3095

          (b)    if to Seller:

                 Turner Adreac, L.C.
                 407 Julie Rivers, Suite 102
                 Sugar Land, Texas  77478
                 Attention:  Michael Van

                 with a copy to:

                 Dwight Donaldson
                 820 Gessner, Suite 1340
                 Houston, Texas 77024-4259


Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty
(30) days notice to the other party in the manner set forth herein.

      11.4 Disbursements. All disbursements of every kind made in connection with the transaction contemplated hereby shall be made at Closing by the Title Company and all such disbursements and their respective recipients shall be clearly set forth on the applicable settlement statement.

      11.5 Modification. This Agreement cannot under any circumstance be modified orally, and no agreement shall be effective to waive, change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and is signed by both Seller and Purchaser.

       11.6 Reporting Requirements. The Title Company hereby agrees to serve as the real estate reporting person as that term is defined in Section 6045(e) of the Internal Revenue Code of 1986, as amended. This Agreement shall constitute a designation agreement, the name and address of the transferor and transferee of the transaction contemplated hereby appear in Section 11.3 hereof and Seller, Purchaser and the Title Company each agrees to obtain a copy of this Agreement for a period of four (4) years following the end of the calendar year in which Closing occurs. The provisions of this Section 11.6 shall survive Closing.

       11.7 Tenant Notification Letters. Seller and Purchaser shall deliver to each and every tenant under the Leases a signed statement prepared by Seller acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered or credited by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of Texas law, including, without limitation, Section 92.105(b) of the Texas Property Code. The provisions of this Section 11.7 shall survive Closing.

       11.8 Time of Essence. Seller and Purchaser agree that time is of the essence with regard to this Agreement.

       11.9 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the successors and assigns of the parties hereto.

       11.10 Exhibits and Schedules. The following schedules or exhibits attached hereto (collectively the "Exhibits") shall be deemed to be an integral part of this Agreement:

        (a)  Exhibit A--legal description of the Realty;

        (b)  Exhibit B--[intentionally omitted]

        (c)  Exhibit C--form of Deed;

        (d)  Exhibit D--form of Bill of Sale;

        (e)  Exhibit E--form of Assignment;

        (f)  Exhibit F--form of FIRPTA Affidavit;

        (g)  Exhibit G--form of tenant letters;

        (h)  Exhibit H--form of Estoppel Certificate; and

        (i)  Exhibit I--permitted encumbrances.

      11.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between Seller and Purchaser pertaining to the transaction contemplated hereby and fully supersedes all prior agreements and understandings between Seller and Purchaser pertaining to such transaction.

      11.12 Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transaction contemplated hereby. The provisions of this Section 11.12 shall survive Closing.

      11.13 Attorneys' Fees. In the event of any controversy, claim or dispute between Seller and Purchaser affecting or relating to the subject matter or performance of the rights, duties and obligations under this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of the prevailing party's reasonable expenses, including, without limitation, attorneys' fees, accountants' fees and court costs.

      11.14 Counterparts. This Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one (1) such counterpart in proving the existence, validity or content of this Agreement.

      11.15 Severability. If any provision hereof is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

      11.16 Section Headings. Section headings contained herein are for convenience only and shall not be considered in interpreting or construing this Agreement.

      11.17 Binding Effect. This Agreement shall not be binding upon any party hereto unless and until both Seller and Purchaser have executed this Agreement.

      11.18 Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to the conflicts of laws principles thereof.

      11.19 Allocation of Purchase Price. Seller and Purchaser hereby agree that, for federal income tax reporting purposes, the Purchase Price shall be allocated, in accordance with Treasury Regulation 1.1060-1T, as follows:

   Class I Assets (cash, demand
   deposits in banks, etc.)............          $0

   Class II Assets (certificates
   of deposit, U.S. government
   securities, readily marketable
   stock, etc.)........................          $0

   Class III Assets (furniture and
   fixtures, land, buildings,
   equipment, etc.)....................          Purchase Price

   Class IV Assets (Goodwill and
   going concern value)................          $0

   Total Purchase Price................          Purchase Price


Seller and Purchaser agree to work and cooperate with each other to coordinate their completion of Form 8594, Asset Acquisition Statement (the "Form") under
Section 1060, promulgated by the Internal Revenue Service by regulations under
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor form so that the amounts allocated as set forth on the Form will be consistent. The provisions of this Section 11.19 shall survive Closing.

      11.20 No Third Party Beneficiary. The provisions hereof and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions hereof or of the documents to be executed and delivered at Closing.

      11.21 Limitation of Liability. This Agreement is made on behalf of Purchaser by a Trustee of Purchaser, not individually, but solely in his, her or its capacity in such office as authorized by the Trustees of Purchaser pursuant to Purchaser's Declaration of Trust, and the obligations set forth in this Agreement are not binding upon, nor shall resort be had to, the private property of any of the Trustees, shareholders, officers, employees or agents of Purchaser personally, shall bind only Purchaser's property. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Seller might otherwise have to obtain injunctive relief against Purchaser or Purchaser's successors in interest, or any action not involving the personal liability of the Trustees, shareholders, officers, employees or agents, original or successor, of Purchaser.

      11.22 Effective Date of Agreement. This Agreement has been executed on the dates set forth below, but shall be deemed effective date for all purposes as of December 20th, 1994 (the "Effective Date").

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

                              SELLER:

Executed by Seller this       TURNER ADREAC, L.C., a Texas limited
19th day of December, 1994    liability company, d/b/a Turner Adreac
                              Development Company



                              By /s/ Charles H. Turner
                                 -------------------------------
                                Name:  Charles H. Turner
                                Title: President


                              PURCHASER:

Executed by Purchaser this    UNIVERSAL HEALTH REALTY INCOME
    day of December, 1994.    TRUST, a Maryland Real Estate
                              Investment Trust


                              By /s/ Cheryl K. Ramagano
                                 ------------------------------
                                Name:   Cheryl K. Ramagano
                                Title:  Vice President

                                                                       Exhibit A


Tract 1


Being a tract or parcel of land containing 1.699 acres (73,987 sq. ft.), more or less, situated in the John W. Asbury Survey, Abstract 91 in Harris County, Texas, being out of Restricted Reserve "A", Block 1 of Kingwood Town Center, Section Two as recorded under Film Code 357060 of the Harris County Map Records and being all of the same land described in the deed to Turner Adreac, L. C. as recorded under Harris County Clerk's File Number P635826; said 1.699 acres being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch iron rod found for the southerly cutback corner at the intersection of the southwesterly right-of-way line of Lake Houston Parkway (width varies) with the northwesterly right-of-way line of Bens Town Drive (60 feet wide);

THENCE South 55o30'50" West along said northwesterly right-of-way line of Bens Town Drive, a distance of 177.05 feet to a 5/8-inch iron rod found for the most southerly corner of said Turner Adreac, L. C. tract,

THENCE North 33o34'17" West along the southwesterly line of said Turner Adreac,
L. C. tract, a distance of 344.81 feet to a 5/8-inch iron rod with cap found in the line common to said Reserve "A" and Restricted Reserve "B", Block 2 of Kingwood Town Center Section One as recorded under Film Code 345143 of the Harris County Map Records;

THENCE North 60o12'39" East along said common line, a distance of 237.49 feet to a 5/8-inch iron rod with cap found for the east corner common to said Reserves "A" and "B", being in said southwesterly right-of-way line of Lake Houston Parkway and being in a curve to the right,

THENCE 227.36 feet southeasterly along said southwesterly right-of-way line of Lake Houston Parkway and along the arc of said curve to the right (Central Angle =06o30'48"; Radius = 2000.00 feet; Chord = South 27o33'32" East, 227.24 feet)
to a 5/8-inch iron rod with cap found for a point of reverse curvature to the left;

THENCE 79.58 feet continuing along said southwesterly right-of-way line and along the arc of said curve to the left (Central Angle = 01o31'12"; Radius = 3000.00 feet; Chord = South 25o03'44" East, 79.58 feet) to a 5/8-inch iron rod with cap found for a point of reverse curvature to the right;

THENCE 35.49 feet continuing along said southwesterly right-of-way line and along the arc of said curve to the right (Central Angle = 81o20'09"; Radius =
25.00 feet; Chord = South 14o50'45" West, 32.58 feet) to the POINT OF BEGINNING and containing 1.699 acres (73,987 sq. ft.), more or less.



R.S. McClendon Co.
Ph: (713)240-9099
Job No. 48-9402                           SEAL
December, 1994

Tract 2


Being a tract containing 1.727 acres (75,211 square feet) of land situated in the John W. Asbury Survey, A-91 of Harris County, Texas and being out of Restricted Reserve "B" of Kingwood Town Center Section Two, a subdivision of record under Film Code Number 357060 of the Harris County Map Records (H.C.M.R.). Said 1.727 acre tract being more particularly described as follows, with all bearings referenced to the Texas Coordinate System, South Central Zone:

BEGINNING at a 3/4-inch iron rod found for the most easterly northeast corner of said Reserve "B" and being a point in a southwesterly right-of-way line of Lake Houston Parkway (varying width) per plat recorded under Film Code Number 350032 of said H.C.M.R.;

THENCE, 202.84 feet, along said southwesterly right-of-way line and along the arc of a non-tangent curve to the left (Central Angle = 03o52'26"; Radius = 3,000.00 feet; Chord Bearing and Distance = South 29o51'41" East, 202.80 feet) to a 5/8-inch iron rod with plastic cap stamped "SURVCON INC." set for corner;

THENCE, South 55o30'50" West, a distance of 313.87 feet to a 5/8-inch iron rod with plastic cap stamped "SURVCON INC." set for corner and being in a northeasterly right-of-way line of Bens Branch Drive (60.00 feet wide) per said Kingwood Town Center Section Two;

THENCE, North 37o34'31" West, along said northeasterly right-of-way line, a distance of 203.95 feet to a 3/4-inch iron rod found for the beginning of a tangent curve to the right and being the intersection with a southerly right-of-way line of Bens Town Drive (60.00 feet wide) per said Kingwood Town Center Section Two;

THENCE, easterly along said southerly right-of-way line the following courses:

     40.62 feet, along the arc of said curve to the right (Central Angle = 93o05'21"; Radius = 25.00 feet; Chord Bearing and Distance = North 08o58'09" East, 36.30 feet) to a 3/4-inch iron rod found for a point of tangency;

     North 55o30'50" East, a distance of 291.41 feet to a 3/4-inch iron rod found for the beginning of a tangent curve to the right;

     42.13 feet, along the arc of said curve to the right (Central Angle = 96o33'43"; Radius = 25.00 feet; Chord Bearing and Distance = South 76o12'l9" East, 37.32 feet) to the POINT OF BEGINNING and containing a computed area of 1.727 acres (75,211 square feet) of land.




Compiled by:
SURVCON INC.
Houston, Texas
Job No. 5728-03                  SEAL
March 1994
D-61

Tract 3

     An easement over and across that certain tract or parcel of real property situated in Harris County, Texas, as more particularly described as follows:

Being a tract or parcel of land containing 6,421 square feet (0.1474 acre), more of less, situated in the John W. Asbury Survey, Abstract No. 91 in Harris County, Texas, being 4,521 square feet out of Restricted Reserve "B", Block 2 of Kingwood Town Center, Section One as recorded under Film Code 354143 of the Harris County Map Records and 1,900 square feet out of Restricted Reserve "A" of Kingwood Town Center, Section Two as recorded under Film Code 357060 of the Harris County Map Records; said 6,421 square feet being more particularly described by metes and bounds as follows:

COMMENCING at a 5/8-inch iron rod with aluminum cap found for the east corner common to said Reserves "A" and "B", being in the southwesterly right-of-way line of Lake Houston Parkway (width varies) aad being in a curve to the right; thence as follows:

Southeasterly 5.00 feet along said southwesterly right-of-way line and the arc of said curve to the right (Central Angle = 00o08'36"; Radius = 2000.00 feet; Chord = South 30o44'39" East, 5.00 feet) to the POINT OF BEGINNING.

THENCE, 25.00 feet continuing southeasterly along said southwesterly right-of-way line and the arc of said curve to the right (Central Angle = 00o42'58", Radius = 2000.00 feet; Chord = South 30o18'52" East, 25.00 feet) to a point for corner,

THENCE South 60o12'39" West departing said southwesterly right-of-way line, a distance of 71.00 feet to a point in a curve to the left;

THENCE northwesterly along tho arc of said curve to the left, at 30.00 feet pass the line common to said Reserves "A" and "B", for a total arc distance of
51.38 feet (Central Angle = 01o31'34"; Radius = 1929.00 feet; Chord = North 30o43'58" West, 51.38 feet) to a point of reverse curvature to the right;

THENCE 113.29 feet along the arc of said curve to the right (Central Angle = 01o3'22"; Radius = 6146.00 feet; Chord = North 30o57'39" West, 113.28 feet) to a point for corner;

THENCE North 59o27'02" East, a distance of 71.00 feet to a point for corner in said southwesterly right-of-way line of Lake Houston Parkway and being in a curve to the left;

THENCE southeasterly 25.00 feet along said southwesterly right-of-way line and the arc of said curve to the left (Central Angle = 00o14'09", Radius = 6075.00 feet: Chord = South 301o32'58" East, 25.00 feet) to a point for corner, beimg
87.12 feet along the arc of said curve from) a 5/8-inch iron rod with aluminum cap found for a point of reverse curvature to the right;

THENCE South 59o27'02" West departing said southwesterly right-of-way line, a distance of 46.00 feet to a point in a curve to the left;

THENCE southeasterly 87.87 feet along the are of said curve to the left
(Central Angle = 00o49'21"; Radius = 6121.00 feet; Chord = South 3lo04'40" East,
87.87 feet) to a point of reverse curvature to the right;

THENCE 27.12 feet along the arc of said curve to the right (Central Angle = 00o47'43"; Radias = 1954.00 feet; Chord = South 31o05'53" East, 27.12 feet) to a point for corner,

THENCE North 60o12'39" East, a distance of 46.01 feet to the POINT OF BEGINNING and containing 6,421 square feet (0.1474 acre) of land, more or less.

R. S. McCLENDON CO.
Ph: (713)240-9099
Job No. 48-9402                   SEAL
December, 1994

                                EXHIBIT B



                         [INTENTIONALLY OMITTED]

                                EXHIBIT C


                          GENERAL WARRANTY DEED


THE STATE OF TEXAS     Section
                       Section      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS       Section


        THAT ________________________________, a ______________("Grantor"), for
and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by ________________________, a _____________("Grantee"), whose mailing address is ___________________________
__, the receipt and sufficiency of which consideration are hereby acknowledged, and upon and subject to the exceptions, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee that certain tract or parcel of real property situated in Harris County, Texas, described on Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and together with all improvements situated thereon, all sewer and wastewater discharge capacity allocated or reserved thereto, all development rights with respect thereto and any right, title and interest of Grantor in and to adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate (such land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements and interests being hereinafter referred to collectively as the "Property").

        This conveyance is expressly made subject and subordinate to those encumbrances and exceptions (collectively the "Permitted Exceptions") set forth on Exhibit B attached hereto and made a part hereof for all purposes, but only to the extent that the same affect or relate to the Property.

        TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, as aforesaid, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

        By acceptance of this General Warranty Deed, Grantor warrants payment of all property taxes on the Property through and including the year 19 . By acceptance of this General Warranty Deed, Grantee assumes payment of all property taxes on the Property for the year 19 , which have been prorated, and subsequent years.

        IN WITNESS WHEREOF, this General Warranty Deed has been executed by Grantor on the date of the acknowledgement set forth below, to be effective for all purposes as of the __ day of _________, 19___.

                                           ---------------------------,
                                           a
                                            -------------------------


                                           By
                                              -------------------------
                                              Name:
                                                   --------------------
                                              Title:
                                                    -------------------



THE STATE OF _________________    Section
                                  Section
COUNTY OF ____________________    Section


        This instrument was acknowledged before me on the ____ day of _________________, 19___, by ____________________________,
of _________________________________, a ________________________________
_______________________, on behalf of said _______________.



                              --------------------------------
                              Notary Public in and for the
                              State of
                                       -----------------------


                              --------------------------------
                              Printed or Typed Name of Notary

                              My Commission Expires:

                              --------------------------------

                                EXHIBIT D

             BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT



THE STATE OF TEXAS     Section
                       Section      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS       Section


        Concurrently with the execution and delivery of this Blanket Conveyance, Bill of Sale and Assignment (this "Bill of Sale"), _____________________________ , a ________________("Assignor"), is conveying to ______________________________
_____________________, a _______________________________________________________
_______ ("Assignee"), whose mailing address is ____________________________, by General Warranty Deed (the "Deed"), that certain tract or parcel of real property situated in Harris County, Texas, being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with the improvements situated thereon (collectively the "Property").

        It is the desire of Assignor hereby to assign, transfer, and convey to Assignee all fixtures, fittings, appliances, apparatus, equipment, machinery, warranties, guaranties, indemnities, claims and other items of tangible and intangible personal property owned by Assignor and affixed or attached to, or placed or situated upon, or used in connection with the use, occupancy, or operation of the Property (all of such properties and assets are hereinafter referred to collectively as the "Assigned Properties").

        NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER to Assignee, its successors and assigns, all of the Assigned Properties, including, without limitation, the following:

         1. Any and all tangible personal property owned by Assignor and situated upon and used in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Property, including, without limitation, all raw materials, work and materials in process, stock in trade, inventory and equipment, if any.

        2. The rights and interests of Assignor in and to, and existing under and by virtue of, the contracts (collectively the "Contracts") described on the schedule attached hereto as Exhibit B and made a part hereof for all purposes to which Assignor is now a party and which relate to the ownership, use, enjoyment, occupancy or operation of the Property.

        3. All assignable warranties, bonds, guaranties (express or implied), indemnities and claims issued in connection with or arising out of (a) the purchase and repair of all fixtures, equipment, and personal property owned by Assignor and attached to and located in or used in connection with the Property, including, but not limited to (i) all electrical, heating, air conditioning, plumbing, and lighting fixtures and equipment, and (ii) all carpeting, furniture, and window draperies, or (b) the construction of any of the improvements constituting a portion of the Property.

        4. All right, title and interest in and to any trade name or assumed name presently or formerly used by Assignor in connection with the ownership, use, enjoyment, occupancy or operation of the Property, including, without limitation, the name "The Professional Center at Kings Crossing".

    TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

    Assignor represents and warrants that (1) there are no contracts, agreements or warranties that relate to the Property other than those listed on Exhibit B,
(2) the Contracts have not been amended or modified except as set forth on Exhibit B, (3) Assignor is the owner of the Contracts and has all necessary authority to assign the Contracts to Assignee, (4) there has been no default thereunder, or any event which, with the passage of time or giving the notice, or both, would constitute a default thereunder, and (5) all consents necessary to the assignment of the Contracts have been obtained.

    Assignor hereby agrees to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee's interest in the Assigned Properties.

    It is specifically agreed that Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Properties prior to the effective date hereof. In such regard, Assignor agrees to indemnify, save and hold harmless Assignee from and against any and all loss, liability, cost or expense (including, without limitation, attorneys' fees, accountants' fees, consultants' fees, court costs and interest) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Assignor's failure to perform any duties or obligations of the owner of the Assigned Properties prior to the effective date hereof.

    Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Assignee pursuant to the Deed or other instruments of conveyance executed in connection therewith.

    EXECUTED on the dates of the acknowledgements set forth below, to be
effective for all purposes as of the day of            , 19   .

                              ASSIGNOR:

                              --------------------------------,
                              a-------------------------------


                              By
                                ------------------------------
                                Name: ------------------------
                                Title:------------------------


                              ASSIGNEE:

                              --------------------------------,
                              a-------------------------------


                              By
                                ------------------------------
                                Name: ------------------------
                                Title:------------------------

THE STATE OF __________     Section
                            Section
COUNTY OF _____________     Section

        This instrument was acknowledged before me on the ____ day of _________ _____, 19___, by __________________________, ___________________________ of
_______________________________, a __________________________________________
__, on behalf of said _______________.


                            Notary Public in and for the
                            State of


                            Printed or Typed Name of Notary

                            My Commission Expires:





THE STATE OF ___________    Section
                            Section
COUNTY OF ______________    Section

        This instrument was acknowledged before me on the ____ day of __________ ________, 19___, by ____________________________, ________________________ of
___________________________, a ____________, on behalf of said ______________.


                            --------------------------------
                            Notary Public in and for the
                            State of
                                    ------------------------

                            --------------------------------
                            Printed or Typed Name of Notary

                            My Commission Expires:

                            --------------------------------

                                EXHIBIT E


                       ASSIGNMENT OF TENANT LEASES


THE STATE OF TEXAS          Section
                            Section    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS            Section


        THAT THIS ASSIGNMENT OF TENANT LEASES is made from ___________________ __________, a ________________ ("Assignor"), to ___________________________, a
_____________("Assignee"), whose mailing address is __________________________.

                           W I T N E S S E T H:

        WHEREAS, Assignor is the lessor under each of the leases demising space in the improvements located on the tract of land more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "Property"), said leases (collectively the "Leases") being more particularly described on the schedule attached hereto as Exhibit B and made a part hereof for all purposes;

        WHEREAS, the Property is being conveyed from Assignor to Assignee by General Warranty Deed of even date herewith (the "Deed"); and

        WHEREAS, Assignor desires to transfer and assign to Assignee all of the interest of the "Lessor" or "Landlord" under the Leases.

        NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET-OVER and DELIVER unto Assignee all of the interest of the "Lessor" or "Landlord" under the Leases.

        TO HAVE AND TO HOLD all and singular the Leases unto Assignee, its successors and assigns, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER defend all and singular the Leases unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof.

        Assignor represents and warrants that (1) there are no leases demising space in the improvements located on the Property other than those described on Exhibit A, (2) the Leases have not been amended or modified except as set forth on Exhibit A, (3) the Leases are in full force and effect, (4) there has been no default thereunder, or any event which, with the passage of time or giving of notice, or both, would constitute a default thereunder, and (5) all consents necessary to the assignment of the Leases have been obtained.

        It is specifically agreed that Assignee shall not be responsible for the discharge and performance of duties or obligations required to be performed and/or discharged in connection with the Leases prior to the effective date hereof. In such regard, Assignor agrees to indemnify, save and hold harmless Assignee from and against any and all loss, liability, cost or expense (including, without limitation, attorneys' fees, accountants' fees, consultants' fees, court costs and interest) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Assignor's failure to perform any duties or obligations of the "Lessor" or "Landlord" under the Leases prior to the effective date hereof.

        It is specifically agreed that Assignor shall not be responsible for the discharge and performance of duties or obligations required to be performed and/or discharged in connection with the Leases subsequent to the effective date hereof. In such regard, Assignee agrees to indemnify, save and hold harmless Assignor from and against any and all loss, liability, cost or expense (including, without limitation, attorneys' fees, accountants' fees, consultants' fees, court costs and interest) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Assignee's failure to perform any duties or obligations of the "Lessor" or "Landlord" under the Leases on or after the effective date hereof.

        EXECUTED on the dates of the acknowledgements set forth below, to be effective for all purposes as of the day of , 19 .

                              ASSIGNOR:

                              -------------------------,
                              a------------------------


                              By
                                -----------------------
                                Name: -----------------
                                Title:-----------------


                              ASSIGNEE:

                              -------------------------,
                              a -----------------------


                              By
                                -----------------------
                                Name: -----------------
                                Title:-----------------



THE STATE OF _________      Section
                            Section
COUNTY OF    _________      Section

        This instrument was acknowledged before me on the ____ day of ________, 19___, by ______________________________, ________________________ of ________,
a ________________________, on behalf of said ________________.


                            ------------------------------
                            Notary Public in and for the
                            State of
                                    ----------------------

                            ------------------------------
                            Printed or Typed Name of Notary

                            My Commission Expires:

                            -------------------------------

THE STATE OF ________       Section
                            Section
COUNTY OF    ________       Section

        This instrument was acknowledged before me on the ____ day of _________, 19___, by ________________________________, ________________________________ of
______________________________, a ___________________________________________
________________________, on behalf of said ______________.



                            -------------------------------
                            Notary Public in and for the
                            State of
                                    -----------------------


                            -------------------------------
                            Printed or Typed Name of Notary

                            My Commission Expires:

                            -------------------------------

                                EXHIBIT F


                             FIRPTA AFFIDAVIT


THE STATE OF TEXAS     Section
                       Section
COUNTY OF HARRIS       Section


        Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________________________, a ________
______________ ("Transferee"), whose mailing address is
_______________________________________________________, that withholding of tax is not required upon the disposition of a U.S. real property interest by ______________, a ____________ ("Transferor"), the undersigned hereby certifies as follows:

   1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

   2.   Transferor's U.S.  employer identification number is: ______________;

   3.   Transferor's office address is ______________________________________.

        Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document.

        EXECUTED effective as of the _____ day of _____________, 19___.

                               ---------------------------------,
                              a
                               --------------------------------

                              By
                                -------------------------------
                                Name:
                                      -------------------------
                                Title:
                                      -------------------------


    SWORN TO AND SUBSCRIBED BEFORE ME this ____ day of _______________, 19___.


                              ---------------------------
                              Notary Public in and for
                              the State of
                                          ---------------

                              --------------------------------
                              Printed or Typed Name of Notary


                              My Commission Expires:

                              --------------------------------

                                EXHIBIT G

            Notice of Purchase and Lease Assignment to Tenants

                                         _____________________, 19 ___

[Name and Address of Tenant]

                     Re:  Sale of
                                 ----------------------------

Gentlemen:

        Please be advised that ____________________, a ________________________
("Purchaser"), has purchased the captioned property, in which you occupy space as a tenant pursuant to a lease dated ____________________________, 19 _________
(the "Lease"), from _______________________, a ____________________ ("Seller"),
the previous owner thereof. In connection with such purchase, Seller has assigned its interest as landlord in the Lease to Purchaser and has transferred your security deposit in the amount of $______________ (the "Security Deposit") to Purchaser. Purchaser specifically acknowledges the receipt of and responsibility for the Security Deposit, the intent of Purchaser and Seller being to relieve Seller of any liability for the return of the Security Deposit.

        Our records show the following offsets and claims against the Security
Deposit:

                           --------------------

                           --------------------

                           --------------------

                           --------------------

        All rental and other payments that become due on or subsequent to the date hereof should be payable to __________________________, a ___________, and should be addressed as follows:

                           ---------------------

                           ---------------------

                           ---------------------

                           ---------------------

        In addition, all notices from you to the landlord concerning any matter relating to your tenancy should be sent to at the address set forth above.

                              Very truly yours,

                              ----------------------------,
                              a --------------------------


                              By
                                --------------------------
                                Name:
                                     ---------------------
                                Title:
                                      --------------------
                                                  "Seller"


                               ---------------------------,
                               a -------------------------


                              By
                                --------------------------
                                Name:
                                     ---------------------
                                Title:
                                      --------------------
                                               "Purchaser"

                                 EXHIBIT H

                        FORM OF ESTOPPEL CERTIFICATE

                    SUBORDINATION, NON-DISTURBANCE AND
                           ATTORNMENT AGREEMENT

THE STATE OF TEXAS                  Section
                                    Section
COUNTY OF _________                 Section

        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
AGREEMENT (this "Agreement") is entered into by and between ___________________ ____________________________________________, a _______________________________
("Lienholder"), and ___________________________________________________________
____________________________________, a ___________________________ ("Tenant"),
effective as of the date set forth below.

                           W I T N E S S E T H:

        WHEREAS, Lienholder is the holder and owner of that certain promissory note executed by _________________________________, a ___________________
("Landlord"), in the original principal amount of _____________________, dated as of _______________ (the "Note"), which Note is secured by a Deed of Trust and Security Agreement of even date therewith to ______________________, Trustee, filed in the office of the County Clerk of _________ County, __________ (said Deed of Trust and Security Agreement being herein referred to as the "Deed of Trust"), which Deed of Trust covers certain property and improvements in ___________ County,____________, more particularly described on Exhibit A, attached hereto and made a part hereof for all purposes, and in said Deed of Trust (the "Mortgaged Property"); and

        WHEREAS, Landlord has executed a lease agreement dated as of ____________________ (the "Lease Contract"), with Tenant covering a portion of the improvements on the Mortgaged Property (the "Leased Premises"); and

        WHEREAS, Lienholder and Tenant desire that the aforesaid Lease Contract remain in effect notwithstanding any foreclosure or other proceedings for enforcement of said Deed of Trust or foreclosure of any other lien securing said Promissory Note and held by Lienholder on all or any portion of the Mortgaged Property;

        NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

        THAT, for and in consideration of the premises, Ten Dollars ($10.00) and other good and valuable consideration each to the other paid, the parties hereto agree as follows:

        1.   Non-Disturbance.

             A. Lienholder agrees, for the benefit of Landlord, Tenant and Lienholder, that, notwithstanding any foreclosure by Lienholder under the aforesaid Deed of Trust or foreclosure by Lienholder under any other lien, assignment of leases, assignment of rents or other instrument securing the Note now owned and held by Lienholder and covering all or any portion of the Mortgaged Property or any conveyance in lieu of foreclosure, and notwithstanding any exercise by Lienholder of any prior rights of Lienholder with respect to the Mortgaged Property, Tenant's right of possession of the Leased Premises shall not be disturbed or affected by Lienholder so long as no default by Tenant exists under the terms of said Lease Contract (after notice and an opportunity to cure, if any, as provided in said Lease Contract) as would enable Landlord to terminate said Lease Contract or would cause termination of said Lease Contract or would entitle the Landlord to dispossess the Tenant under said Lease Contract.

             B. Except as herein expressly provided to the contrary and subject to the further terms and provisions hereof, in the event of foreclosure under said Deed of Trust or any other lien or instrument in favor of Lienholder or exercise of any other prior rights of Lienholder with respect to the Mortgaged Property, Lienholder shall be deemed to have assumed and agreed to perform the duties of Landlord under such Lease Contract during such period, if any, as Lienholder is collecting or entitled to collect rent from Tenant thereunder, except that the person acquiring the interests of the Lienholder and Landlord, or of either of them, as a result of any such action or proceeding, shall not be
(a) liable for any act or omission of Landlord or any other prior landlord; or
(b) subject to any offsets or defenses which Tenant might have against Landlord or any other prior landlord; or (c) bound by any rent or additional rent which Tenant might have paid for more than one month in advance of the due dates under the terms of the Lease Contract; or (d) liable for any security deposit which Tenant might have paid pursuant to the Lease Contract unless such security deposit has been paid over to Lienholder; or (e) bound by any amendment or modification of the Lease Contract made without Lienholder's prior written consent; or (f) bound by any provisions requiring Landlord to construct improvements on or to the Mortgaged Property or any part thereof.

        2. Subordination. Tenant agrees that, as of the date hereof, the Lease Contract is hereby subordinated to and shall be and remain subject and subordinate to the Deed of Trust and any extensions, renewals or modifications thereof, subject to the further provisions of this Agreement.

        3. Attornment. Tenant further agrees with Lienholder that a foreclosure or other action or proceeding under said Deed of Trust or conveyance in lieu of foreclosure shall not terminate the Lease Contract and the Tenant shall not be relieved of the Tenant's obligations thereunder, unless the Lienholder or any purchaser at foreclosure under the Deed of Trust or otherwise, or any other proceedings for enforcement of said Deed of Trust, elects to terminate the Lease Contract pursuant to any right to do so under Section 1, above, or as may be otherwise provided in the Lease. So long as the Lease Contract remains in effect as above provided, the Lienholder in possession or any purchaser or purchasers at any sale under the Deed of Trust shall have all rights of the Landlord under the Lease Contract (including, without limitation, any extensions or renewals thereof that may be effected in accordance with any option therefor in the Lease Contract) and the Tenant shall be deemed to have attorned to such Lienholder or such purchaser or purchasers (including, without limitation, the Lienholder if it be the purchaser), and for the duration of possession by Lienholder or such other Purchaser, then, subject to the limitations on liability set forth in the Lease Contract, the Tenant shall have the same rights against such Lienholder in possession or such other purchaser or purchasers as it has against the Landlord under the Lease Contract, except as otherwise provided in this Agreement. The attornment of Tenant provided for in the immediately preceding sentence hereof is to be effective and self-operative without the execution of any further instruments upon Lienholder or a purchaser or purchasers succeeding to the interest of Landlord under the Lease Contract, but Tenant agrees to execute and acknowledge such documents as such Lienholder or a purchaser or purchasers succeeding to the interest of Landlord under the Lease Contract or of Lienholder under the Lease Contract may reasonably request to evidence Tenant's attornment hereunder.

        4. Confirmation of Terms. As of the date hereof, the Lease Contract consists solely of the lease agreement between Landlord and Tenant dated ______ ______ and any amendments thereto, if any, specifically listed on that certain Lease Summary attached hereto as Exhibit B and made a part hereof for all purposes (the "Lease Summary"), and there are no other agreements between Landlord and Tenant relating to the Lease Contract or the Premises. Tenant confirms and agrees that the Lease Summary completely and correctly summarizes all of the basic terms of the Lease Contract, and, to the extent of any conflict between the terms of the Lease Contract and the Lease Summary, the Lease Contract, at Lienholder's election, may be deemed to have been amended to conform to the Lease Summary.

        5. Lienholder's Liability. Neither __________________, nor any other party that may, from time to time, be included as "Lienholder" hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after such time as such party ceases to own an interest in the Mortgaged Property and, at no time shall Lienholder's liability hereunder or under the Lease Contract exceed Lienholder's interest in the Mortgaged Property.

        6. Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the undersigned parties and their respective successors and assigns.

        EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the dates of the acknowledgments set forth below, to be effective, however, as of the ________ day of ______________, 199_.


                                -------------------------,
                                a ____________________


                              By
                                -------------------------
                              Name:
                                   ----------------------
                              Title:
                                    ---------------------
                                             "Lienholder"


                                -------------------------,
                                a ____________________



                              By
                                -------------------------
                              Name:
                                   ----------------------
                              Title:
                                    ---------------------
                                                 "Tenant"

THE STATE OF ________         Section
                              Section
COUNTY OF ___________         Section

        This instrument was acknowledged before me on _____________, 199_, by _________________________, ___________________ of ___________________, a
_______________, on behalf of said ________________.

(SEAL)

                              -------------------------------
                              Notary Public in and for
                              the State of
                                          -------------------

                              -------------------------------
                              (Printed Name of Notary Public)

                              My commission expires:

                              -------------------------------


THE STATE OF ____________     Section
                              Section
COUNTY OF ________________    Section

        This instrument was acknowledged before me on __________, 199_, by _________________________, ________________________ of ______________________, a
________________, on behalf of said ______________.

(SEAL)

                              -------------------------------
                              Notary Public in and for
                              the State of
                                          -------------------

                              -------------------------------
                              (Printed Name of Notary Public)

                              My commission expires:

                              -------------------------------

                                   EXHIBIT I

Tract I                     PERMITTED ENCUMBRANCES
-------
Restrictive Covenants as set out under Film Code No. 357060 of the Map Records of Harris County, Texas and those recorded under Clerk's File No. H-679437 as amended by instruments recorded under Clerk's File Nos. H-876904, annexed by P-512539, and N-474681, annexed by instrument recorded under Clerk's File No. P-512540, and those in the Deed recorded under Clerk's File No. P-635826 of the Real Property Records of Harris County, Texas.

An easement 10 feet wide, northeasterly of and adjacent to the southwesterly line of the 30 feet wide building line along the northeasterly property line, for the use of public utilities as reflected by the recorded plat, and an aerial easement 10 feet wide beginning at a plane 16 feet above the ground level and extending upwards located on both sides of and adjoining the dedicated utility easement, as granted to Houston Lighting Power Company by instrument recorded under Clerk's File No. R-029502 of the Real Property Records of Harris County, Texas.

An easement 10 feet wide southeasterly of and adjacent to the northwesterly property line, beginning at the most northerly corner and extending in a southwesterly direction 30 feet along said line, for the use of public utilities as reflected by the recorded plat, and an aerial easement 10 feet wide beginning at a plane 16 feet above the ground level and extending upwards located southeast of and adjoining the dedicated utility easement, as granted to Houston Lighting Power Company by instrument recorded under Clerk's File No. R-029502 of the Real Property Records of Harris County, Texas.

A 10 foot wide utility easement adjacent to and within all of the property's external boundaries along with a 15 foot aerial easement adjacent to the north property line for the purpose of general utilities, as reserved in the instrument recorded under Clerk's File No. P-635826 of the Real Property Records of Harris County, Texas.

An easement 5 feet wide and being the southeasterly one-half of a 10 foot wide easement centered on the northwest property line, along with an unobstructed aerial easement 10 feet wide beginning at a plane 16 feet above the ground and extending upwards, located southeasterly of and adjoining said 5 feet wide easement, as granted to Houston Lighting & Power Company by instrument recorded under Clerk's File No. P-660108 of the Real Property Records of Harris County, Texas.

A guy easement 3 feet wide and 40 feet in length located 25 feet Southwest of the northeast corner of subject property and extending in a Southeasterly direction, as granted to Houston Lighting & Power Company by instrument recorded under Clerk's File No. P-660108 of the Real Property Records of Harris County, Texas.

An easement for drainage purposes extending a distance of 15 feet on each side of the centerline of all natural drainage courses, as reflected by the recorded plat.

1/2 of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in Volume 7036, Page 323 of the Deed Records of Harris County, Texas. (as to all oil, gas, sulphur and other minerals found at depths of more than 1,000 feet below the surface and as to all oil, gas, sulphur and hydrocarbons in addition to oil and gas found at depths of less than 1,000 feet below the surface of the land) Leasing rights waived therein. Surface use limited by Agreement therein and as recorded under Clerk's File No. E-010659 of the Real Property Records of Harris County, Texas.

The remainder of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded under Clerk's File No. P-635826 of the Real Property Records of Harris County, Texas. Surface rights were waived therein.

Subject to the restrictions and regulations imposed by Ordinances of the City of Houston, recorded in Volume 5448, Page 421 of the Deed Records of Harris County, Texas, as amended under Clerk's File No. J-040968 of the Real Property Records of Harris County, Texas, regarding the Houston Intercontinental Airport.

Building Set Back Line 50 feet wide for buildings and parking along Lake Houston Parkway, as set forth in instrument recorded under Clerk's File No. H-679437 of the Real Property Records of Harris County, Texas.

Building Set Back Line 10 feet in width along the southeasterly property line as reflected by the recorded plat.

Building Set Back Line 30 feet in width along the northeasterly property line as reflected by the recorded plat.

Annual Maintenance Charge and Special Assessments for Capital Improvement payable to Kings Crossing Community Association reserved in instrument recorded under Clerk's File No. H-679437 as amended by instrument recorded under Clerk's File No. H-876904 and annexed by instrument recorded under Clerk's File No. P-512539 of the Real Property Records of Harris County, Texas. This lien having been subordinated therein to all first mortgage liens only.

Annual Maintenance Charge and Special Assessments for Capital Improvements payable to Kings Crossing Trail Association reserved in instrument recorded under Clerk's File No. N-467646, annexed by P-512540 of the Real Property Records of Harris County, Texas. This lien having been subordinated therein to all first mortgage liens only.

Tract 2

Restrictive Covenants as set out in Film Code No. 357060 of the Map Records and those recorded under Clerk's File No. H-679437 as amended by instrument recorded under Clark's File No. H-876904 and as annexed by instrument recorded under Clerk's File No. P-745162 and those recorded under Clerk's File No. N-467646 as annexed by instrument recorded under Clerk's File No. P-745163 of the Real Property Records of Harris County, Texas.

A storm sewer easement 10" feet wide in the most westerly corner of subject property as reflected by the recorded plat.

A sanitary sewer easement 10 feet wide along the southeast portion of the southwest property line, as reflected by the recorded plat.

An easement 10 feet wide centered along a line 25 feet southwest of and parallel to the northeast property line for the use of public utilities as reflected by the recorded plat.

An unobstructed aerial easement 10 feet wide, located on both sides of and adjoining the aforementioned 10 foot easement, from a plane 16 feet above the ground upward, granted to Houston Lighting & Power Company by instrument recorded under Clerk's File No. R-029501 of the Real Property Records of Harris County, Texas.

A proposed aerial easement 11.5 feet wide located southwest of, adjacent to and adjoining the aforementioned 10 loot wide easement as reflected by the survey plat by Arthur W. Girts, Jr., RPLS No. 4741 dated April 29, 1994.

Subject to any easements, rights-of-way, roadways, encroachments, etc., which a survey or physical inspection of the premises might disclose.

An easement for drainage purposes extending a distance of 15 feet on each side of the centerline of all natural drainage courses, as reflected by the recorded plat.

1/2 of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in Volume 7036, Page 323 of the Deed Records of Harris County, Texas (as to all oil, gas, sulphur and other minerals found at depths of more than 1,000 feet below the surface and as to all oil, gas, sulphur and hydrocarbons in addition to oil and gas found at depths of less than 1,000 feet below the surface of the land) Leasing rights waived therein. Surface use limited by Agreement therein and as recorded under Clerk's File No. E-010659 of the Real Property Records of Harris County, Texas.

Subject to the restrictions and regulations imposed by Ordinances of the City of Houston, recorded in Volume 5448, Page 421 of the Deed Records of Harris County, Texas, as amended under Clerk's File No. J-040968 of the Real Property Records of Harris County, Texas, regarding the Houston Intercontinental Airport.

Building Set Back Line 10 feet in width along the northwest and southwest property lines as reflected by the recorded plat.

Building Set Back Line 30 feet in width along the northeast property line as reflected by the recorded plat.

Building Set Back Lines as reflected in instrument recorded under Clerk's File No. H-679437 and as annexed by instrument recorded under Clerk's File No. P-745162 of the Real Property Records of Harris County, Texas and as reflected by the survey plat by Arthur W. Girts, Jr., RPLS No. 4741 dated April 29, 1994.

Annual Maintenance Charge and Special Assessments for Capital Improvements payable to Kings Crossing Community Association reserved under Clark's File No. H-679437 as amended by instrument recorded under Clerk's File No. H-876904 and as annexed by instrument recorded under Clerk's File No. P-745162 of the Real Property Records of Harris County, Texas. This lien having been subordinated therein to all first mortgage liens only.

Annual Maintenance Charge and Special Assessments for Capital Improvements payable to Kings Crossing Trail Association reserved under Clerk's File No. N-467646 as annexed by instrument recorded under Clerk's File No. P-745163 of the Real Property Records of Harris County, Texas. This lien having been subordinated therein to all first mortgage lipnm only.

                        CONSTRUCTION LOAN AGREEMENT


     THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement") is entered into as of the 20th day of December, 1994, by and between Universal Health Realty Income Trust, a Maryland Real Estate Investment Trust ("Lender"), and Turner Adreac, L.C., a Texas limited liability company, d/b/a Turner Adreac Development Company ("Borrower").

                                WITNESSETH:

                                 ARTICLE 1

                                DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

     Agreement of Purchase and Sale: The Agreement of Purchase and Sale of even date herewith between Borrower, as Seller, and Lender, as Purchaser, covering and describing the Mortgaged Property.

     Architect:  Yeatts Architects, Inc.

     Architect's Contract: An Agreement between Borrower and the Architect providing for the provision by Architect of architectural and related services in connection with the construction of the Improvements and requiring the Architect to carry professional liability insurance in an amount not less than $500,000.00.

     Assignment of Leases and Rents: The Assignment of Leases and Rents of even date herewith between Borrower, as Assignor, and Lender, as Assignee, covering and describing the Leases.

     Code: The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated in connection therewith.

     Commitment: The agreement between Borrower and Lender dated December 8, 1994, and providing for the execution and delivery of the Security Documents.

     Completion Date: The date that the Improvements are constructed to Completion, but in no event later than July 18, 1995; except, however, that in the event of casualty or force majeure the Completion Date may be extended as late as September 15, 1995.

     Completion Deposit: An amount (if any) calculated by Lender to equal the difference between (a) the amount which Lender from time to time determines to be necessary to pay all costs to be incurred in connection with the completion of the development of the Mortgaged Property and the construction, marketing, ownership, management, maintenance, operation, sale or leasing of the Improvements in accordance with this Agreement; to pay all sums which may accrue under the Security Documents prior to repayment of the Indebtedness, including, without limitation, the generality of the foregoing, interest on the Indebtedness; and to enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Security Documents, and (b) the funds then unadvanced by Lender to Borrower on the Note.

     Construction Contracts: Any and all contracts and agreements, written or oral, between Borrower and the General Contractor, between Borrower and any other original contractor, between any of the foregoing and any subcontractor and between any of the foregoing and any other person or entity relating in any way to the construction of the Improvements, including, without limitation, the performing of labor or the furnishing of standard or specially fabricated materials in connection therewith. The Construction Contracts shall require the General Contractor to carry professional liability insurance in an amount not less than $5,000,000.00 and the structural engineers to carry professional liability insurance in an amount not less than $1,000,000.00.

     Contracts:  The Construction Contracts and the Architect's Contract.

     Deed of Trust: The Deed of Trust, Security Agreement and Fixture Filing of even date herewith executed by Borrower conveying the Mortgaged Property to Jonathan K. Newsome, Trustee for Lender to secure the repayment of the Indebtedness and performance of the Obligations and all amendments thereto.

     Disposition: Shall have the meaning ascribed thereto in Section 7.9 hereof.

     Environmental Law: All Legal Requirements relating to the generation, storage, use, handling, treatment, transportation, disposal, release or emission of Hazardous Materials including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, and the Resources Conservation and Recovery Act, as amended.

     Environmental Report: That certain Phase I environmental audit of the Mortgaged Property prepared by Compass Professional Services, Inc. for Borrower and dated October 28, 1994, together with an update thereof performed subsequent to Substantial Completion, but no earlier than three (3) calendar days prior to the closing of the sale of the Mortgaged Property to Lender.

     Event of Default: Any happening or occurrence described in Article 7 hereof.

     Final Completion: When all of the following have occurred: (a) Substantial Completion, (b) the Improvements have been completed in accordance with the Plans, the Security Documents and all applicable Legal Requirements, (c) Borrower has delivered to Lender Certificates of Occupancy (or their equivalent) from all appropriate Governmental Authorities having jurisdiction over the Mortgaged Property, (d) Lender has received an endorsement from the Title Company deleting any exception in the Title Insurance relating to completion of the Improvements and other exceptions specified by Lender which may be deleted pursuant to applicable title insurance regulations, (e) Lender has received a Texas Society of Professional Surveyors Category 1A, Condition II Survey satisfactory in form and content to Lender, (f) Lender has received the Environmental Report, (g) Lender has received a certificate executed by the Independent Supervising Architect stating that the Independant Supervising Architect has determined, that the construction of the improvements to the Mortgaged Property has been completed in accordance with the Plans, (h) Lender has received final "as-built" plans and specifications for the Improvements showing all changes to the Plans from the original Plans, other than any changes in the tenant improvements reasonably determined by the Independant Supervising Architect to be non-substantial, which non-substantial changes shall be marked on the "as-built" plans and specifications (i) all "punch list" items have been resolved to Lender's satisfaction, (j) all sums due in connection with the construction of the Improvements have been paid in full, and (k) Lender has received an Affidavit and Full Release of Liens in recordable form from the General Contractor and, upon Lender's request, either (1) a Full Release of Liens or (2) a bond satisfactory to Lender and the Title Company complying with the provisions of Chapter 53 of the Texas Property Code, with respect to any other contractors or subcontractors who have performed work on, or furnished materials for, the Improvements.

     General Contractor: Quest Construction Company, or any other general contractor engaged by Borrower and approved in writing by Lender to construct the Improvements or any part thereof.

     Governmental Authority: Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     Guarantor (individually and/or collectively, as the context may require):
Quest Construction Company, Jemtex Inc., Charles H. Turner, Michael Van, and Eric Van.

     Guaranty (individually and/or collectively, as the context may require):
That or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor in favor of Lender guaranteeing the repayment of all or any part of the Indebtedness and/or the satisfaction of, or continued compliance with, the Obligations.

     Hazardous Materials: Any flammables, explosives, radioactive materials, asbestos, petroleum products, or other hazardous waste, including, without limitation, substances defined as "hazardous substances", "hazardous materials", or "toxic substances" under any Legal Requirements, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, and The Resources Conservation and Recovery Act, all as amended.

     Improvements: The improvements described in the Plans, being generally described as the improvements to be completed on a combined 3.428 acre site in the Kings Crossing section of Kingwood, Texas, on the corner of Lake Houston Parkway and Towns Bend Drive, which improvements shall be constructed in compliance with the Plans, the Security Documents, and all applicable Legal Requirements, as reasonably determined by the Independant Supervising Architect.

     Indebtedness: The principal of, interest on and all other amounts, payments and premiums due under or secured by the Note, the Deed of Trust, the Guaranty and any and all other documents now or hereafter executed by Borrower, Guarantor or any other person or party in connection with the loan evidenced by the Note.

     Independent Supervising Architect: The architect, engineer, agent, consultant or other inspector selected and retained by Lender to supervise construction of and inspect the Improvements on behalf of Lender.

     Land: The real estate or interest therein described on Exhibit A attached hereto and made a part hereof for all purposes, all fixtures and improvements situated thereon and all rights, titles and interests appurtenant thereto.

     Leases: Any and all written leases, subleases, licenses, concessions or other agreements that grant a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits made in connection therewith, and all other agreements, such as engineer's contracts, utility contracts, maintenance agreements and service contracts, which in any way relate to the design, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, save and except any and all leases, subleases or other forms of conveyance or contracts pursuant to which Borrower is granted a possessory interest in the Land.

     Legal Requirements: (a) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Guarantor or the Mortgaged Property, including, without limitation, the ownership, use, construction, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (b) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, construction, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (c) Borrower's or any Guarantor's presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust or other form of business association agreement, (d) any and all Leases,
(e) any and all terms, provisions and conditions of any Commitment which are to be performed or observed by Borrower, and (f) any and all leases, other than those described in (iv) above, and (vii) other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Borrower or any Guarantor may be bound, including, without limitation, any lease, sublease or other form of conveyance or contract pursuant to which Borrower is granted a possessory interest in the Land.

     Letter of Credit: An unconditional, multiple-draw, irrevocable letter of credit from an institution acceptable to Lender, in form and content satisfactory to Lender, in the amount of one (1) year's rent under the Master Leases having a term of one (1) year. Borrower agrees to provide a replacement Letter of Credit annually no less than fourteen (14) calendar days prior to the expiration of the then current letter of credit, and the Letter of Credit shall provide that Borrower's failure to provide such a replacement Letter of Credit shall entitle Lender to draw upon the Letter of Credit.

     Master Leases: One or more Lease Agreements of even date herewith pursuant to which Borrower leases all leasable space in the Improvements which has not been leased to tenants pursuant to written Leases acceptable in all respects to Lender.

     Mortgaged Property: The Land, Improvements and Leases, all other property (real, personal or mixed) which is conveyed by the Deed of Trust or in which a security interest is therein created and all other property (real, personal or mixed) on which a lien or security interest is placed or granted to secure the repayment of the Indebtedness or the performance and discharge of the Obligations.

     Note: The Promissory Note of even date herewith, executed by Borrower, payable to the order of Lender, in the amount of Four Million One Hundred Twenty-Five Thousand and No/100 Dollars ($4,125,000.00) and any and all modifications, renewals, rearrangements, reinstatements, enlargements or extensions thereof or of any promissory note or notes given therefor.

     Obligations: Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor or any other person or party to Lender or others as set forth in the Security Documents and in any deed, lease, sublease or other form of conveyance or contract pursuant to which Borrower is granted a possessory interest in the Land.

     Plans: Any and all contracts and agreements, written or oral, between Architect and Borrower, together with the final plans, specifications, shop drawings and other technical descriptions prepared for the construction of the Improvements, and all amendments and modifications thereof.

     Security Documents: This Agreement, the Commitment, the Note, the Deed of Trust, the Assignment of Leases and Rents, the Guaranty and any and all other documents now or hereafter executed by Borrower, Guarantor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations.

     Substantial Completion: When Lender has received a certificate of substantial completion signed by Borrower, the Architect, the Independent Supervising Architect and the General Contractor, in form and content satifactory to Lender, stating that the Improvements have been substantially completed in accordance with the Plans and the Security Documents.

     Title Company:  The issuer of the Title Insurance.

     Title Insurance: A mortgagee title policy binder on interim construction loan or, in cases where the Lender so specifies, a mortgagee policy of title insurance, all in form and substance satisfactory to Lender and containing no exceptions (printed or otherwise) which are unacceptable to Lender, issued by a title company (or, If Lender so requires, by several title companies on a co-insured or reinsured basis) acceptable to Lender in the face amount of the Note and insuring that Lender has a first and prior lien on the Land and Improvements, subject only to the Permitted Encumbrances described in the Deed of Trust.

                                 ARTICLE 2

                 BORROWER'S REPRESENTATIONS AND WARRANTIES

Borrower hereby unconditionally represents and warrants unto Lender as follows:

2.1 Information. Any and all information, reports, papers and other data (including, without limitation, any and all balance sheets, statements of income or loss, reconciliation of surplus and financial data of any other kind) heretofore furnished, or to be furnished, Lender by or on behalf of Borrower are, or when delivered will be, true and correct in all material respects; all financial data has been, or when delivered will have been, prepared in accordance with generally accepted accounting principles consistently applied and fully and accurately present, or will present, the financial condition of the subjects thereof as of the dates thereof; and, with respect to the financial data heretofore furnished, no materially adverse change has occurred in the financial condition reflected therein since the dates thereof.

2.2 Litigation. Except as may be otherwise set forth on any exhibit attached hereto, there are no actions, suits or proceedings of a material nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Guarantor or the Mortgaged Property, or involving the validity or enforceability of the Deed of Trust or the priority of the liens and security interests created therein; and no event has occurred (including, without limitation, Borrower's and Guarantor's execution of the respective Security Documents and Borrower's consummation of the loan represented thereby) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the Mortgaged Property other than the liens and security interests created by or expressly permitted under the Security Documents.

2.3 Compliance with Legal Requirements. Borrower has (or prior to commencement of construction of the Improvements will have) (a) received all requisite building permits and approvals of the Plans, (b) filed and/or recorded all requisite plats and other instruments, and (c) complied with all Legal Requirements required to be met prior to commencement of construction of the Improvements.

2.4 Streets, Easements, Utilities and Other Services. All streets, easements, utilities and related services necessary for the construction of the Improvements and the operation thereof for their intended purpose are (or within thirty (30) days after commencement of construction of the Improvements, will
be) available to the boundaries of the Land, including, without limitation, potable water, storm and sanitary sewer, gas, electric and telephone facilities and garbage removal.

2.5 Contract and Commencement of Construction. Neither Borrower, any Guarantor nor anyone else on Borrower's behalf has (a) commenced construction of the Improvements, (b) purchased, contracted for or otherwise brought upon the Land any materials, specially fabricated or otherwise, to be incorporated into the Improvements, (c) entered into any Construction Contracts, or (d) made any oral or written contract or arrangement of any kind the performance of which by the other party thereto would or could give rise to a lien or claim on the Mortgaged Property, or any portion thereof.

2.6 Validity of Security Documents. All action on Borrower's part requisite for the due authorization, creation, issuance, execution and delivery of the Security Documents has been duly and effectively taken, and each such document constitutes a legal and binding obligation of, and is valid and enforceable against, Borrower and the Mortgaged Property (as the case may be) in accordance with the terms thereof.

2.7 Commitment. All of the representations, warranties, agreements and obligations made or undertaken by Borrower in the Commitment are true and correct in all material respects and (to the maximum extent that the same were to be complied with) have been complied with as of the date hereof.

2.8 Environmental Matters; Hazardous Substances. The Mortgaged Property has not been the site of any activity that would violate any past or present Legal Request, including, without limitation, any Environmental Law. Specifically, without limitation, (a) no solid waste, as that term is defined in the Texas Solid Waste Act, and no petroleum or petroleum products have been handled on the Mortgaged Property such that they may have leaked or spilled on to the Mortgaged Property or contaminated the Mortgaged Property, (b) there is no on-site contamination resulting from activities on the Mortgaged Property or adjacent tracts, (c) the Mortgaged Property contains no Hazardous Materials, and (d) there are no underground storage tanks located in, on or under the Mortgaged Property.


                                 ARTICLE 3

                           BORROWER'S COVENANTS

Borrower hereby unconditionally covenants with Lender as follows:

3.1 Construction of Improvements. The construction of the Improvements will be commenced by Borrower forthwith, will be prosecuted by Borrower with diligence and continuity to Final Completion, will be constructed in strict compliance with all Legal Requirements, and will be completed by Borrower in a good and workmanlike manner in substantial accordance with the Plans and the other provisions of this Agreement, on or before the Completion Date and free and clear from all liens, or claims for liens, other than the liens and security interests created by the Security Documents. Borrower agrees that (a) construction of the Improvements shall not be commenced unless and until Borrower has furnished the Plans to Lender and afforded Lender the opportunity to accept them (which acceptance shall be evidenced, if at all, by the initials of an authorized representative of Lender thereon), (b) when the Plans have been furnished to Lender, no changes of a material nature will be made to them by, or be permitted to be made to them by, Borrower, Guarantor, Architect or any other person or entity without the prior written approval therefor of all requisite Governmental Authorities, prior compliance with all requisite Legal Requirements and prior acceptance by the Lender, (c) in instances where Lender does accept the Plans (or any change therein), such acceptance shall be deemed to be strictly limited to an acknowledgement of Lender's consent to the Improvements being constructed in accordance therewith and shall not, in any way, be deemed to imply any warranty, representation or approval by Lender that such Improvements, if so constructed, will be structurally sound, will comply with all Legal Requirements, will be fit for any particular purpose or will have a market value of any particular magnitude, and (d) within twenty (20) days after construction of the Improvements has commenced Borrower and General Contractor shall execute and file an Affidavit of Commencement in accordance with Section 53.124(c) of the Texas Property Code and provide a copy thereof to Lender.

3.2 Affirmative Covenants. At all times during construction of the Improvements, Borrower will (a) permit Lender, the Independent Supervising Architect and their representatives, to enter upon the Land and into the Improvements, to inspect the same and all materials to be used in the construction of the Improvements and to examine the Plans, (b) comply strictly with all Legal Requirements, (c) deliver to Lender, or its representatives, immediately upon demand, counterparts and/or conditional assignments of any and all Construction Contracts, bills of sale, statements, conveyances, receipted vouchers or agreements of any nature under which Borrower claims title to any materials or supplies used or to be used in the construction of the Improvements, (d) either cause each Construction Contract to contain a provision specifically subordinating any lien right against the Mortgaged Property to the liens and security interests created by the Security Documents or cause the other party thereto to execute any and all instruments, acceptable in form and substance to Lender, to accomplish the same,
(e) if requested by Lender, furnish to Lender, immediately after the pouring of each concrete slab, street and curbstone within the Land, the completion of each foundation of a structure forming part of the Improvements and the completion of the Improvements, a survey certified to by a licensed engineer acceptable to Lender showing all of same and that the location thereof is entirely within the property lines of the Land and does not encroach upon, breach or violate any building line, easement or similar restriction, (f) use all advances made to it by Lender for, and only for, payment of the costs itemized in Section 6.2 hereof and under no circumstances use, directly or indirectly, any portion of such advances for any other purpose, (g) obtain and maintain (and cause the Architect and the General Contractor and, if requested by Lender, any other contractors or subcontractors who perform work on, or furnish materials for, the Improvements to maintain) in full force and effect, an owner's and contractor's liability insurance policy or policies (including worker's compensation insurance) and a hazard insurance policy or policies in builder's all risk form with loss payable endorsements acceptable to Lender insuring the Improvements and all materials and supplies purchased with advances hereunder against all risks and losses, all such insurance policies to be issued by companies, in amounts and on terms approved by Lender (with such amounts to be reasonably satisfactory to Lender),
(h) upon demand of Lender or the Independent Supervising Architect, furnish Lender with a current list of original contractors, subcontractors, materialmen, vendors, artisans and laborers performing work on the Improvements, (i) upon demand of Lender or the Independent Supervising Architect, correct any structural defect in the Improvements or any material departure from the Plans not accepted by Lender, it being understood and agreed that the advance of any loan proceeds shall not constitute a waiver of Lender's right to require compliance with this Section 3.2 with respect to any such defects or departures, and (j) pay when due any and all penalties and other sums payable under the Leases as a result of any action or nonaction taken by or on behalf of Borrower, including, without limitation, Borrower's failure to complete the Improvements by the date or dates specified in the Leases. Within five (5) days after Final Completion, Borrower and General Contractor shall execute and file an Affidavit of Completion in accordance with Section 53.106 of the Texas Property Code and provide a copy thereof to Lender.

3.3 Negative Covenants. At no time shall Borrower (a) use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any part of the Mortgaged Property for any purpose which violates any Legal Requirement or in any manner which may be dangerous unless safeguarded as required by law or which may constitute a public or private nuisance or which may make void, voidable or cancelable or increase the premium of any insurance then in force with respect thereto, (b) create or place, permit to be created or placed or, through any act or failure to act, acquiesce in the creation or placing of, or allow to remain, any mortgage, lien (statutory, constitutional or contractual), pledge, security interest, encumbrance or charge or conditional sale or other title retention agreement on the Mortgaged Property (or any part thereof) other than those created by or expressly permitted under the Security Documents, regardless of whether same is expressly subordinate to the liens and security interests created in the Security Documents, or (c) lease, directly or indirectly, all or any part of the Mortgaged Property on any basis such that the rental to be paid by the tenant or lessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the tenant or lessee, or (ii) any other formula such that any portion of the rental would fail to qualify as "rents from real property" within the meaning of
Section 856(b) of the Code, or any similar or successor provision thereof. If any such mortgage, lien, pledge, security interest, encumbrance or charge is asserted against the Mortgaged Property (or any part thereof), Borrower shall promptly, at its own cost and expense, (a) pay the underlying claim in full or take any other action necessary to cause same to be released or bonded to the satisfaction of Lender and the Title Company in accordance with the provisions of Chapter 53 of the Texas Property Code, and (b) within five (5) days from the date such mortgage, lien, pledge, security interest, encumbrance or charge is asserted, give Lender notice thereof. The notice shall specify who is asserting such mortgage, lien, pledge, security interest, encumbrance or charge and shall detail the origin and nature of the underlying claim giving rise to the asserted mortgage, lien, pledge, security interest, encumbrance or charge.

3.4 Completion Deposit. If, in the judgment of Lender, it appears at any time or from time to time that the unadvanced loan proceeds will be insufficient to (a) pay all costs to be incurred in connection with the completion of the development of the Mortgaged Property and the construction, marketing, ownership, management, maintenance, operation, sale or leasing of the Improvements in accordance with this Agreement, (b) pay all sums which may accrue under the Security Documents prior to repayment of the Indebtedness, including, without limitation, interest on the Indebtedness, and (c) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Security Documents, Borrower shall immediately deposit, or shall make arrangements satisfactory to Lender to deposit with Lender, the Completion Deposit. The Completion Deposit may be retained by Lender in a non-interest bearing account, need not be segregated from any of Lender's other funds and may be disbursed in accordance with the provisions of the Security Documents by Lender before making any further advances on the Note.


                                 ARTICLE 4

                                INSPECTION

4.1 Inspection. Lender, through its officers, agents or employees, shall have the right at all reasonable times:

     (a) To enter upon the Mortgaged Property and inspect the construction to determine that it is in conformity with the Plans and all the requirements hereof; and

     (b) To examine, copy and make extracts of, the books, records, accounting data and other documents of Borrower that relate in any way to the Mortgaged Property, including without limiting the generality of the foregoing all permits, licenses, consents and approvals of all Governmental Authorities having jurisdiction over Borrower or the Mortgaged Property and all the relevant books and records of contractors and subcontractors supplying goods and/or services in connection with the construction of the Improvements. All such books, records and documents shall be made available to Lender promptly upon written demand therefor; and, at the request of Lender, Borrower shall furnish Lender with convenient facilities for the foregoing purpose. All contracts made or amended by Borrower or its contractors and subcontractors after the date hereof relating to construction of the Improvements shall require agreement to the foregoing inspection rights, except where such rights have been waived by Lender in writing.

4.2 No Duty to Inspect. It is expressly understood and agreed that Lender shall have no duty to supervise or to inspect the construction of the Improvements or any books and records, and that any such inspection shall be for the sole purpose of determining whether or not the Obligations of Borrower are being properly discharged and of preserving Lender's rights hereunder. If Lender, or the Independent Supervising Architect acting on behalf of Lender, should inspect the construction of the Improvements or any books and records, Lender and the Independent Supervising Architect shall have no liability or obligation to Borrower or any third party arising out of such inspection. Inspection not followed by notice of default shall not constitute a waiver of any default then existing; nor shall it constitute an acknowledgement or representation by Lender and the Independent Supervising Architect that there has been or will be compliance with the Plans and all Legal Requirements or that the construction is free from defective materials or workmanship or a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans and Legal Requirements. Lender's failure to inspect the construction of the Improvements or any part thereof or any books and records shall not constitute a waiver of any of Lender's rights hereunder. Neither Borrower nor any third party shall be entitled to rely upon any such inspection or review. Lender and the Independent Supervising Architect owe no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of the existence of negligent, faulty, inadequate or defective design or construction of the Improvements.

4.3 Borrower's Responsibilities. Borrower shall be solely responsible for all aspects of Borrower's business and conduct in connection with the Mortgaged Property, including, without limitation:

     (a)  the quality and suitability of the Plans;

     (b)  supervision of construction of the Improvements;

     (c) the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors and material suppliers, consultants, and property managers;

     (d) conformance of construction of the Improvements to the Plans, to all Legal Requirements and to the requirements of this Agreement;

     (e)  the quality and suitability of all materials and workmanship; and

     (f) the accuracy of all requests for the disbursement of loan proceeds and the proper application of disbursed loan process.

4.4 Inspections. In furtherance of Lender's rights hereunder, Lender may, at its option, require an inspection of the Mortgaged Property by the Independent Supervising Architect (a) prior to each advance, (b) at least once each month during the course of construction even though no advance is to be made for that month, (c) upon Substantial Completion of construction of the Improvements, (d) upon Final Completion of construction of the Improvements and (e) at least annually thereafter. Furthermore, if Lender determines in connection with any such inspection that extra services will be required of the Independent Supervising Architect as a result of noncompliance with the Plans or any Legal Requirement, as a result of deviations from acceptable construction practices, or as a result of Borrower's failure to satisfy the requirements of any Commitment or any other agreement, then Borrower shall pay, in addition to the fees for such inspections, the cost of all such extra services.


                                 ARTICLE 5

                            ADDITIONAL SECURITY

5.1 Security Documents. As additional security for payment of the Indebtedness, Borrower agrees to and shall execute and deliver to Lender the Security Documents, which shall be in form and content satisfactory to Lender.

5.2 Contracts. As additional security for the payment of the Indebtedness, Borrower hereby transfers and assigns to Lender all of Borrower's rights, title and interests, but not its obligations, in, under and to the Construction Contracts and the Architect's Contract (collectively, the "Contracts") upon the following terms and conditions:

     (a) Borrower represents and warrants that each copy of any of the Contracts furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

     (b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under the Contracts; and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Contracts. Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including, without limitation, attorneys' fees, acountants' fees, consultants' fees, court costs and interest) incurred by Lender and resulting from any failure of Borrower to so perform.

     (c) Lender shall have the right at any time (but shall have no obligation) to take, in its name or in the name of Borrower, such action as Lender may at any time determine to be necessary or advisable to cure any default under the Contracts or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless from any loss, cost, liability or expense (including, without limitation, attorneys' fees, accountants' fees, consultants' fees, court costs and interest) incurred in connection with any such action.

     (d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Contracts; provided, however, that Lender shall have no obligation to enforce such rights.

     (e) Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the Contracts; provided, however, that Borrower shall not cancel or amend the Contracts or do, or suffer to be done, any act which would impair the security constituted by this assignment without the prior written consent of Lender.

     (f) This assignment shall inure to the benefit of Lender, its successors and assigns, including, without limitation, any purchaser upon foreclosure of the Mortgaged Property or any grantee under a deed in lieu of foreclosure, any receiver in possession of the Mortgaged Property and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Agreement.

     (g) The Contracts are complete and adequate for the construction of the Improvements, and there have been no modifications thereof except as described in such schedule. The Contracts shall not be modified without the prior written consent of Lender, except for nonstructural changes which do not change the cost of construction by more than $10,000.00 per change, not to exceed $50,000.00 in the aggregate.

5.3 Plans. As additional security for the payment of the Indebtedness, Borrower hereby transfers and assigns to Lender all of Borrower's rights, title and interest in and to the Plans, and hereby represents and warrants to and agrees with Lender as follows:

     (a) The original counterparts of the Plans furnished to Lender are true and complete.

     (b) The schedule of the Plans delivered to Lender is a complete and accurate description of the Plans.

     (c) The Plans are complete and adequate for the construction of the Improvements, and there have been no modifications thereof except as described in such schedule. The Plans shall not be modified without the prior written consent of Lender, except for nonstructural changes which do not change the cost of construction by more than $10,000.00 per change, not to exceed $50,000.00 in the aggregate.

     (d) Lender may use the Plans for any purpose relating to the Improvements, including, without limitation, inspections of construction and the completion of the Improvements.

     (e) Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans.

     (f) This assignment shall inure to the benefit of Lender, its successors and assigns, including, without limitation, any purchaser upon foreclosure of the Mortgaged Property or any grantee under a deed in lieu of foreclosure, any receiver in possession of the Mortgaged Property and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Agreement.


                                 ARTICLE 6

                            LENDER'S COMMITMENT

6.1 Loan. Subject to the terms, provisions and conditions of this Agreement, Lender will make and Borrower will accept, in installments, a loan in the aggregate amount of the principal sum of the Note, it being understood that interest as called for in the Note shall be calculated only on sums actually advanced and only from the dates of such advances.

6.2 Advances. (a) Advances shall be made to Borrower on the principal amount of the Note at the times and otherwise in accordance with the Disbursement Schedule attached hereto as Exhibit B and made a part hereof for all purposes. Advances shall be made in amounts no smaller than $100,000.00, and any request for advance in an amount of less than $100,000.00 shall be held until additional advances have been requested in an amount sufficient to total at least $100,000.00. The advances on the Note shall be disbursed, at Lender's option,
(i) by Lender's check or checks (which checks may, at Lender's discretion, be issued to Borrower or jointly to Borrower and any other person or entity entitled to receive such sums) drawn upon Lender's disbursement account and delivered to Borrower, (ii) by depositing the amount of the disbursement to Borrower's account in a bank approved by Lender, (iii) by direct or joint check payment to any or all persons entitled to payment for work performed on or materials delivered to or services performed in connection with the construction of the Improvements or the loan evidenced by the Note, or (iv) by any other method the Lender shall from time to time elect. Notwithstanding the Disbursement Schedule, the advance as to which Borrower shall be entitled at any one time shall not exceed the cost of the materials, supplies and equipment purchased for the Improvements and stored on the Land in a manner acceptable to Lender, plus the cost of all materials, supplies, equipment and labor actually incorporated into the Improvements, plus any other costs and fees which have been approved for payment by Lender and which are then due or will become due within thirty (30) days thereafter minus the sum of all prior advances. Under no circumstances shall any portion of any advance be used for any purpose other than the payment of those costs and fees approved by Lender as legitimately relating to the purchase price for the Land, the cost of constructing the Improvements and the payment of the Indebtedness. Except as may be provided otherwise in the Disbursement Schedule, for each advance made to Borrower hereunder Lender shall retain a sum equal to ten percent (10%) thereof (or a greater percentage, if permitted or required by any Legal Requirement) so that, until a period of thirty (30) days after Final Completion of the Improvements (or such longer period if permitted or required by any Legal Requirement or if, during such longer period, a lien or claim could lawfully be filed against the Mortgaged Property by anyone performing work or services, or furnishing materials or goods, during the construction of the Improvements) Lender shall have in its possession a fund equal to ten percent (10%) of the total cost of the Improvements. Notwithstanding anything to the contrary contained in or inferable from any other provisions hereof or in any other Security Documents, if the Title Insurance is initially a binder, Lender shall have the right, at any time, to cause the binder to be converted into a policy at Borrower's cost and to use any undisbursed proceeds on the Note, any portion of the Completion Deposit and, to the extent not prohibited by law, any other sum then in Lender's possession as payment for the cost thereof. So long as Borrower is not in default under any of the Security Documents, a developer's fee in the amount of $268,000.00 payable to Borrower in connection with the construction of the Improvements may be included in Borrower's requests for advances at the following times and in the following amounts:

          (i)   Closing . . . . . . . . . . . . . . . . . . . . . $88,440.00

          (ii)  Spread equally over
                the seven (7) month
                construction period . . . . . . . . . . . . . . . $88,440.00

          (iii) Within thirty (30)
                days after Final
                Completion. . . . . . . . . . . . . . . . . . . . $91,120.00

     (b) Upon Borrower's written request made to Lender (a "Disbursement Request") and compliance by Borrower with all of the conditions set forth herein, Lender will disburse on a monthly basis construction funds to Borrower in accordance with the progress of the construction and the value of the Improvements as determined by Lender and the Independent Supervising Architect, with funding amounts as set forth herein. Each Disbursement Request must be submitted to Lender not later than the 5th day of each month, or, if such 5th day is a Saturday, Sunday or legal holiday, on the next business day, or Lender will be unable to issue its monthly loan disbursement on the 20th day of the same month, or if such 20th day is a Saturday, Sunday or legal holiday, on the next business day. Each such monthly loan disbursement shall be made in the form of two (2) checks, one check payable to Borrower for "soft" costs, and one check payable to both Borrower and the General Contractor for "hard" costs. Lender shall withhold from all loan disbursements amounts for interest payable to Lender, real property taxes and insurance, and shall pay such amounts on Borrower's behalf. Following the occurrence of an Event of Default, Lender may, in its sole discretion, and at Borrower's sole cost and expense, disburse funds through the Title Company or directly to the General Contractor, any subcontractor, materialmen or laborers. The making of any such disbursement shall not be deemed a waiver of Lender's rights hereunder with respect to any further disbursement, nor shall it be construed to be a waiver of any of the conditions precedent to Lender's obligations to make further advances.

6.3 First Advance. Lender shall not be obligated to make the first advance to Borrower unless and until:

     (a)  Lender has received true, legible and correct copies of the following:

          (i) the Plans and the final draft of the Contracts in the forms approved by Lender;

          (ii) a certificate from the Architect and, if Lender elects, the Independent Supervising Architect stating that the Plans have been approved by him or them and that the Construction Contracts are acceptable to him or them and satisfactorily provide for the construction of the Improvements;

          (iii) all authorizations and permits which are then procurable and required by any Legal Requirement for the construction and proposed use of the Improvements;

          (iv) an original current survey of the Land containing the certification of the surveyor in form and substance satisfactory to Lender and showing the perimeter of the Land by courses and distances, all easements and rights-of-way, the boundary lines of the streets abutting the Land and the width thereof, any encroachments and the extent thereof in feet and inches, the relation of the proposed Improvements by distances to the perimeter of the Land and the proposed building lines, all acceptable to the Title Company to modify the "area, boundaries and encroachments" exception of the Title Insurance to the maximum extent permitted by law;

          (v) the policies of insurance required by the Security Documents accompanied by evidence of the payment of the premium therefor;

          (vi) duplicate original copies of all Leases, in form and content satisfactory to Lender, together with the Master Leases and the Letter of Credit;

          (vii) evidence satisfactory to Lender that the Leases have been amended to ensure that there will be no adverse effect, including, without limitation, the termination or cancellation of any Leases, due to missed deadlines during the period of time necessary to construct the Improvements;

          (viii) a soils investigation report from a soils engineer satisfactory to Lender;

          (ix) evidence satisfactory to Lender that the Land is not located within the 100 year flood plain or identified as a special flood hazard area as defined by any Legal Requirement;

          (x) a complete project budget in form and substance satisfactory to Lender;

          (xi) an ad valorem tax service contract covering the Mortgaged Property acceptable to Lender;

          (xii)  an opinion of counsel for Borrower satisfactory to Lender;

          (xiii) a copy of the form of tenant lease satisfactory to Lender to be used by Borrower in connection with the Leases;

          (xiv)  the Environmental Report; and

          (xv) any other documents and information as Lender may reasonably require;

     (b) The Agreement of Purchase and Sale and the Security Documents have been duly authorized, executed and recorded or filed in accordance with applicable Legal Requirements and original counterparts thereof delivered to Lender, all prior to the commencement of construction of the Improvements, the placing of any materials or supplies on the Land, the execution or recording of any Construction Contracts (written or oral) for any of the same or the performance of any other act which could give rise to a lien claim equal or superior to the liens and security interests created by the Security Documents;

     (c)  The Title Company has issued the Title Insurance;

     (d) Borrower, Architect and, if Lender requests, the Independent Supervising Architect have executed, or caused to be executed, and delivered to Lender the Disbursement Request Form attached hereto a Exhibit C and made a part hereof for all purposes or in such other form acceptable to Lender certifying in acceptable detail the expenditures made or expenses incurred by Borrower of the type described in Section 6.2 hereof, with such supporting data as Lender may require, and that the amount requested represents sums actually spent or indebtedness actually incurred; and

     (e) Borrower pays to Lender, or any other person or party entitled thereto, all fees and costs then due and payable in connection with this Agreement and the subject hereof.

6.4 Subsequent Advances. Lender shall not be obligated to make any subsequent advance to Borrower unless and until:

     (a) Borrower shall have delivered to Lender a duplicate original of the Architect's Contract and the Construction Contracts in the forms approved by Lender.

     (b) Borrower, Architect and, if Lender requests, the Independent Supervising Architect shall have executed, or caused to be executed, and delivered to Lender a Disbursement Request Form a described in Section 6.3(d) hereof and the data referred to therein.

     (c) Lender shall have received (i) an endorsement (if permitted or required by virtue of the form thereof) to the Title Insurance increasing the coverage thereof to the full amount of the sum advanced and reflecting no changes in the status of title or the Title Insurance since the previous advance, or, if such endorsement cannot be obtained, an abstractor's certificate or other evidence satisfactory to Lender from the Title Company reflecting that there have been no such changes in the status of title or the Title Insurance, (ii) certification from the Architect and, if Lender elects, the Independent Supervising Architect that, in their opinion, the construction of the Improvements theretofore performed has been in strict accordance with the Plans, (iii) the survey called for in Section 3.2(vi) hereof and as may be required by the Title Company to issue the endorsement or other evidence referred to in Section 6.4(c)(i) hereof,
(iv) at the request of Lender, lien waivers or releases (in recordable form) or bonds satisfactory to Lender and the Title Company issued in accordance with the provisions of Chapter 53 of the Texas Property Code from all contractors, subcontractors, laborers and materialmen employed or furnishing materials in connection with the construction of the Improvements, (v) all amendments, modifications and revisions satisfactory to Lender in the form of tenant lease,
(vi) at the request of Lender, a written certification signed by Borrower as to all Leases and the names of the tenants and rents payable thereunder, together with copies of all such Leases, and (vii) such other certifications or evidence of cost and completion as Lender may request.

     (d) Borrower shall have satisfied, if then applicable, the provisions of
Section 3.4 hereof.

6.5 Any Advance. Notwithstanding anything to the contrary contained in or inferable from any of the above, Lender shall not be required to make any advance hereunder if, at the time of the requested advance, any of the following exists:

     (a) Any Event of Default exists hereunder or under any other Security Document or under the Agreement of Purchase and Sale.

     (b) The requested advance, plus the sum of the previous advances (including retained amounts deemed to have been advanced pursuant to Section 6.2 hereof) or other sums disbursed by Lender under the Security Documents, exceed the face amount of the Note.

     (c) In the judgment of the Lender, the Improvements will not be completed in substantial accordance with the Plans and the other provisions of this Agreement on or before the Completion Date, regardless of the cause of such failure so to complete.

     (d) In the judgment of Lender, the sum of the unadvanced loan proceeds plus other sums being held by Lender in escrow for Borrower are insufficient to complete the Improvements in substantial accordance with the Plans and this Agreement, unless and until the provisions of Section 3.4 hereof are satisfied.

     (e) The Mortgaged Property (or any part thereof) is demolished or substantially destroyed or condemnation or similar type proceedings are commenced with reference thereto, and either such damage cannot be repaired within sixty (60) calendar days or any continuing construction is being performed using insurance or condemnation proceeds.

     (f) Any change in the status of title to the Land or the Improvements has occurred subsequent to the date hereof without Lender's prior written consent.

     (g) Borrower is unable to satisfy all of the conditions set forth in Sections 6.2, 6.3 or 6.4 hereof.

     (h) Any event has occurred which has given or could give rise to a lien claim of equal or superior rank to the liens and security interests intended to be created by the Security Documents.

     (i) An order or decree in any court of competent jurisdiction exists enjoining the construction of the Improvements or enjoining or prohibiting Borrower or Lender or either of them from performing their respective obligations under this Agreement.

     (j) Any material deviation exists in the construction of the Improvements from the Plans without the prior written approval of Lender; or it appears to Lender or the Independent Supervising Architect that there are material defects in the workmanship or materials.

     (k) Any encroachment exists which has occurred without the approval of Lender.

     (l) Construction has ceased prior to Final Completion of the Improvements for a continuous period of ten (10) days or more for causes other than those beyond the control of Borrower or consented to in writing by Lender.

6.6 Third Party Beneficiaries. All conditions precedent to Lender's obligation to make advances hereunder are imposed solely and exclusively for Lender's benefit. No person or entity other than Lender shall have any standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances absent strict compliance therewith, and any or all of such conditions may be freely waived (in whole or in part) by Lender at any time or times.

6.7 Non-advanced Tenant Buildout Funds. If, upon the Final Completion of the Improvements, Borrower has not leased and built out any portion of the Mortgaged Property because the same has not been leased, Lender shall place in escrow for Borrower each month an amount equal to the interest at a rate of five percent (5%) per annum on the portion of the Note then remaining unadvanced with respect to tenant buildout of such unleased space. Upon completion of any tenant buildout work, Lender shall deliver to Borrower the portion of the funds escrowed hereunder attributable to the funds advanced in connection with such buildout.

                                 ARTICLE 7

                             EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

7.1 Conditions to Advances. If, at any time, Borrower is unable to satisfy any condition or cure any circumstance specified in Article 6 hereof, including, without limitation, the occurrence of any circumstance described in Section 6.5 hereof, the satisfaction or curing of which being precedent to its right to receive an advance hereunder, and such inability continues for a period in excess of thirty (30) days.

7.2 Voluntary Bankruptcy. If Borrower or any Guarantor or, if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, if any of the parties comprising Borrower or any Guarantor, shall
(a) voluntarily be adjudicated a bankrupt or insolvent, (b) file any petition or commence any case or proceeding under any provision or chapter of the Federal Bankruptcy Code or any other federal or state law relating to its insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (c) make a general assignment for the bent of its creditors, (d) have an order for relief entered under the Federal Bankruptcy Code with respect to it, (e) convene a meeting of its creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its debts, (f) fail to pay its debts as they mature, (g) admit in writing that it is generally not able to pay its debts as they mature or generally not pay its debts as they mature, or (h) become insolvent.

7.3 Involuntary Bankruptcy. If (a) a petition is filed or any case or proceeding described in Section 7.2 hereof is commenced against Borrower or any Guarantor or, if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, against any of the parties comprising Borrower or any Guarantor, or against the assets of any such persons or entities, unless such petition and the case or proceeding initiated thereby is dismissed within thirty (30) days from the date of the filing, (b) an answer is filed by Borrower or any Guarantor or, if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, by any of the parties comprising Borrower or any Guarantor, admitting the allegations of any such petition, or (c) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Borrower or any Guarantor, or, if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, of any of the parties comprising Borrower or any Guarantor, a custodian, trustee, agent or receiver for it, or for all or any part of its property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it, or all or any part of its property unless such appointment is vacated or dismissed or such possession is terminated within thirty (30) days from the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any assets of Borrower or any Guarantor, or, if Borrower or any Guarantor is a partnership, joint venture, trust or other business association, of any of the parties comprising Borrower or any Guarantor, by such custodian, trustee, agent or receiver, other than in the ordinary course of the business of Borrower or any Guarantor.

7.4 Payment of Indebtedness. If Borrower shall fail, refuse or neglect to pay, in full, any installment or portion of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof stipulated in the Security Documents, or at a date fixed for prepayment or otherwise, and such failure, refusal or neglect continues for a period of ten (10) days thereafter; provided, however, that if such installment or portion of the Indebtedness becomes due and payable as a result of Lender's accelerating the maturity of the Indebtedness in accordance with the Security Documents, the ten (10) day grace period for payment set forth in this Section 7.4 shall not apply to the accelerated due date.

7.5 Performance of Obligations. If Borrower shall fail, refuse or neglect to perform and discharge fully and timely any of the Obligations as and when called for and such failure, refusal or neglect shall either be incurable or, if curable, shall remain uncured for a period of fifteen (15) days after the earlier to occur of (a) the date Lender gives written notice thereof to Borrower or (b) the date upon which Borrower had actual knowledge of the Obligation to be performed; provided, however, that if such default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such fifteen (15) day period, no Event of Default shall be deemed to have occurred if Borrower commences same within such fifteen (15) day period and thereafter diligently and continuously prosecutes the same to Final Completion within forty-five (45) days after such notice or date of actual knowledge.

7.6 False Representations. If any representation, statement or warranty made by Borrower, Guarantor or others in, under or pursuant to the Commitment, any of the Security Documents or any affidavit or other instrument executed in connection with the Security Documents shall be false or misleading in any material respect as of the date hereof or shall become so at any time prior to the repayment in full of the Indebtedness.

7.7 Dissolution and Change or Encumbrance of Ownership. If Borrower or any Guarantor or, if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, if any of the parties comprising Borrower or any Guarantor, shall dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or shall hypothecate, pledge, mortgage or otherwise encumber all or any part of the beneficial ownership interest in Borrower or any Guarantor (if Borrower or any Guarantor is a corporation, partnership, joint venture, trust or other type of business association or legal entity) or shall attempt to do any of the same.

7.8 No Further Encumbrances. If Borrower, without the prior written consent of Lender, creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same is expressly subordinate to the liens of the Security Documents, with respect to the Mortgaged Property, other than the Permitted Encumbrances described in the Deed of Trust.

7.9 Disposition of Mortgaged Property and Beneficial Interest in Borrower. If Borrower sells, leases, exchanges, assigns, conveys, transfers or otherwise disposes of (herein collectively called "Disposition") all or any part of the Mortgaged Property (or any interest therein), or all or any part of the beneficial ownership interest in Borrower (if Borrower is a corporation, partnership, joint venture, trust or other type of business association or legal entity), without the prior written consent of Lender. It is expressly agreed that in connection with determining whether to grant or withhold such consent, Lender may (but is not obligated to), among other things, (a) consider the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (b) consider whether or not the security for repayment of the Indebtedness and the performance of the Obligations, or Lender's ability to enforce its rights, remedies and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (c) require as a condition to granting such consent, an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Security Documents, (d) require that Lender be reimbursed for all costs and expenses incurred by Lender in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Lender's security will be impaired by the proposed Disposition, (e) require the payment to Lender of a transfer fee to cover the cost of documenting the Disposition in its records, (f) require the payment of its reasonable attorneys' fees in connection with such Disposition,
(g) require the express assumption of payment of the Indebtedness and performance of the Obligations by the party to whom such Disposition will be made (with or without the release of Borrower from liability for such Indebtedness and Obligations), (h) require the execution of assumption agreements, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Lender, (i) require endorsements (to the extent available under applicable law) to any existing Title Insurance insuring Lender's liens and security interests covering the Mortgaged Property, and (j) require additional security for the payment of the Indebtedness and performance of the Obligations.

7.10 Destruction of Improvements. If the Mortgaged Property is demolished, destroyed or substantially damaged so that (in Lender's judgment) it cannot be restored or rebuilt with available funds (including any insurance proceeds or other cash resources available to Borrower) to the condition existing immediately prior to such demolition, destruction or damage within sixty (60) calendar days.

7.11 Change in Financial Condition. If Lender reasonably determines that the likelihood of payment of the Indebtedness or performance of the Obligations secured by the Deed of Trust is threatened by reason of a material adverse change in the financial condition or credit standing of Borrower or any Guarantor or, if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, of any of the parties comprising Borrower or any Guarantor, or if the estate held by Borrower in the Land is a leasehold estate, of the ground lessor.

7.12 Foreclosure of Other Liens. If the holder of any lien or security interest on the Mortgaged Property (without hereby implying Lender's consent to the existence, placing, creating or permitting of any such lien or security interest) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

7.13 Agreement of Purchase and Sale. If Borrower defaults under the Agreement of Purchase and Sale.


                                 ARTICLE 8

                                 REMEDIES

8.1 Rights, Remedies and Recourses. Upon the happening of any Event of Default, Lender shall have, in addition to any and all other rights, remedies and recourses available to it under any of the Security Documents or otherwise available at law or in equity, including, without limitation, the right to declare immediately due and payable the unpaid advanced principal and unpaid accrued interest on the Note and to foreclose any and all liens and security interests securing the repayment of same, the right (a) to take exclusive possession of the Mortgaged Property, (b) to use any funds of Borrower, including, without limitation, the Completion Deposit (if any) and any sums which may remain unadvanced hereunder, to complete the Improvements, (c) to make such changes in and revisions to the Plans a Lender may deem desirable, (d) to prosecute and defend all actions or proceedings relating to the construction of the Improvements, (e) to pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the Improvements or the clearance of title, (f) to execute in Borrower's name all applications, certificates and other instruments which may be required by any Construction Contracts, (g) to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf, and (h) to employ such contractors, subcontractors, agents, attorneys, architects, accountants, watchmen and inspectors as Lender may deem desirable to accomplish any of the above purposes. For these purposes, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to take any and all of the above described action, which power of attorney shall be deemed to be coupled with an interest and shall be irrevocable. All sums expended by Lender for any of the above purposes shall be deemed to be advances hereunder and shall be secured by the Security Documents.

8.2 Cessation of Lender's Obligations. Upon the happening of any Event of Default hereunder or under any other Security Document, all obligations (if any) of Lender hereunder, including, without limitation, any obligation to advance funds hereunder, shall immediately cease and terminate.

8.3 Acceleration. Notwithstanding anything to the contrary herein contained or inferable from any provision of this Agreement, upon the happening of an Event of Default as set forth in Sections 7.2, 7.3 or 7.12 hereof, the unpaid principal and unpaid accrued interest on the Note shall immediately become due and payable in full, without the necessity of any further action on the part of Lender, and Borrower expressly waives any requirement of notice of intent to accelerate, or of notice of such acceleration of, the maturity of the Indebtedness.

8.4 Lender's Default Under Purchase Agreement. Borrower and Lender have entered into a Purchase Agreement dated of even date herewith (the "Purchase Agreement"), pursuant to which Lender has agreed to purchase the Mortgaged Property from Borrower following Final Completion. In the event that Lender refuses to consumate the purchase of the Mortgaged Property and Borrower has achieved Final Completion of the Improvements and is not otherwise in default hereunder or under the Purchase Agreement the Indebtedness shall not come due until March 20, 1996.

                                 ARTICLE 9

                       GENERAL TERMS AND PROVISIONS

9.1 Performance at Borrower's Expense. Subject to the provisions of Section 9.5 hereof, Borrower shall (a) pay all legal fees incurred by Lender in connection with the preparation of this Agreement and any and all other Security Documents contemplated hereby (including any amendments hereto or thereto or consents, releases or waivers hereunder or thereunder), (b) pay all out-of-pocket expenses of Lender in connection with the administration of this Agreement and the other Security Documents, (c) reimburse Lender, promptly upon demand, for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any other Security Documents, which amounts shall include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matter, and (d) pay any and all other costs and expenses required to satisfy any provision of this Agreement, including, without limitation, documentary taxes and recording, brokerage, attorneys', surveyors', accountants', consultants', engineers', architects' and inspectors' fees (except to the extent the same is Lender's responsibility pursuant to this Agreement) and Title Insurance premiums. Except to the extent that certain of these costs and expenses are included within the definition of "Indebtedness", the payment by Borrower of any of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the Indebtedness.

9.2 Approval of Lender and Further Assurances. All instruments and policies of insurance to be executed and/or delivered to Lender, and all proceedings to be taken in connection with this Agreement and the loan provided for herein, and all persons or parties responsible in any way for the construction of the Improvements or any obligation to be performed hereunder or under the other Security Documents, shall be subject to the acceptance of Lender as to form, substance, coverage and identity. Immediately upon request of Lender, Borrower will execute, acknowledge and deliver to Lender such further instruments and do such further acts a Lender may deem necessary to carry out more effectively the purpose of this Agreement or to subject to the liens and security interests of the Security Documents any property intended by the terms thereof to be covered thereby, including, without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the Mortgaged Property.

9.3 No Waiver. Any failure by Lender to insist, or any election by Lender not to insist, upon Borrower's or any Guarantor's strict performance of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof; and Lender shall have the right at any time thereafter to insist upon strict performance by Borrower of any and all of same. In specific, no advance by Lender of any loan proceeds hereunder absent Borrower's strict compliance with
Article 6 hereof shall in any way preclude Lender from thereafter declaring such failure to comply to be an Event of Default hereunder.

9.4 Modification. This Agreement shall not be amended, waived, discharged or terminated orally but only by an instrument executed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

9.5 Applicable Law. This Agreement has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Texas from time to time in effect except to the extent preempted by United States federal law. This Agreement and all of the Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If the Note recites that the real property subject to the Security Documents is "residential real property" and the Indebtedness is secured by a first lien on residential real property within the meaning of Part A, Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (the "Act"), as amended, and the regulations promulgated thereunder, then, the following provisions of this Section 9.5 shall be inapplicable. However, if, for any reason, the provisions of Part A, Title V of the Act shall be found not to exempt any and all interest and other charges payable in connection with the Indebtedness from any limitation otherwise applicable, then the following provisions shall apply. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Security Documents or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if the acceleration of the maturity of the Indebtedness or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of Security Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so a to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. To the extent that Lender is relying on Article 5069-1.04, as amended, of the Revised Civil Statutes of Texas to determine the maximum rate (the "Maximum Rate") payable on the Indebtedness, Lender will utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Article 5069-1.04, as amended. To the extent United States federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on United States federal law instead of Article 5069-1.04, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Article 5069-1.04, a amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. In no event shall the provisions of Article 5069, ch. 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the loan evidenced hereby. Notwithstanding anything to the contrary contained herein or in any of the other Security Documents, it is not Lender's intention to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

9.6 Severability. If any provision hereof or of any of the other Security Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

9.7 Rights. Remedies and Recourses Cumulative. All rights, remedies and recourses afforded Lender in the Security Documents or otherwise available at law or in equity, including specifically, but without limitation, those granted by the Uniform Commercial Code in effect in the State of Texas (a) shall be deemed cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower, any Guarantor or anyone else obligated under any or all of the Security Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Lender, (c) may be exercised as often as the occasion therefor shall arise, it being understood by Borrower that the exercise, failure to exercise or election not to exercise any of the same shall in no event be construed as a waiver of same or of any other right, remedy or recourse available to Lender, and (d) are intended to be, and shall be, nonexclusive.

9.8 Successors and Assigns. Subject to the provisions of Section 7.9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

9.9 Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered a properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram, telex or telecopy. Notice so mailed shall be effective upon its deposit in the custody of the U.S. Postal Service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

          (a)    if to Lender:

                 Universal Health Realty Income Trust
                 367 South Gulph Road
                 King of Prussia, Pennsylvania  19406
                 Attention:  Cheryl K. Ramagano

                 with a copy to:

                 Universal Health Realty Income Trust
                 3525 Piedmont Road, N.E.
                 7 Piedmont Center, Suite 202
                 Atlanta, Georgia  30305
                 Attention:  Timothy J. Fowler

                 and with a copy to:

                 Jonathan K. Newsome
                 Fulbright & Jaworski L.L.P.
                 1301 McKinney, Suite 5100
                 Houston, Texas  77010-3095

          (b)    if to Borrower:

                 Turner-Adreac Development Corporation
                 407 Julie Rivers, Suite 102
                 Sugar Land, Texas  77478
                 Attention: Michael Van

                 with a copy to:

                 Dwight Donaldson
                 820 Gessner, Suite 1340
                 Houston, Texas 77024-4259

Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty
(30) days notice to the other party in the manner set forth herein.

9.10 Participations. Lender may, at any time, sell, transfer, assign or grant participations in any loan or in any loan documents that Borrower or the partners or joint venturers of Borrower have entered into, executed, or granted in favor of Lender; and Lender may forward to each participant and prospective participant all documents and information relating to any such loan, whether furnished by Borrower or otherwise, a Lender determines necessary or desirable.

9.11 Lender's Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents within the time periods required thereby, then Lender at any time thereafter, without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of same, may make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter the Land and Improvements for such purpose and to take all action with respect to the Mortgaged Property a it may deem desirable. If Lender shall elect to pay any statement, invoice or tax bill, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or company without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 9.11 or by reason of any other provision in the Security Documents. All sums paid by Lender pursuant to this
Section 9.11, and all sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate (as such term is defined in the Note) from the date of such payment or expenditure until paid, shall constitute advances on and additions to the Indebtedness, shall be secured by the Security Documents and shall be paid by Borrower to Lender upon demand. This indemnification shall survive the payment of all amounts payable pursuant to and secured by, the Security Documents. Payment by Lender shall not be a condition precedent to the obligations of Borrower under this indemnity.

9.12 Headings. The Article, Paragraph and Subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Paragraphs or Subparagraphs.

9.13 Supplement to Deed of Trust. The provisions of this Agreement are not intended to supersede the provisions of the Deed of Trust but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Deed of Trust, this Agreement shall be controlling. This Agreement shall remain in effect until the Indebtedness has been paid in full.

9.14 Limitation of Liability. This Agreement is made on behalf of Lender by a Trustee of Lender, not individually, but solely in his, her or its capacity in such office as authorized by the Trustees of Lender pursuant to Lender's Declaration of Trust, and the obligations set forth in this Agreement are not binding upon, nor shall resort be had to, the private property of any of the Trustees, shareholders, officers, employees or agents of Lender personally, shall bind only Lender's property. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Borrower might otherwise have to obtain injunctive relief against Lender or Lender's successors in interest, or any action not involving the personal liability of the Trustees, shareholders, officers, employees or agents, original or successor, of Lender.


9.15 No Other Agreements. THIS AGREEMENT, TOGETHER WITH THE OTHER SECURITY DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE
PARTIES.

     THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first above written.

                              LENDER:

                              UNIVERSAL HEALTH REALTY INCOME
                              TRUST, a Maryland Real Estate Investment Trust



                              By: /s/ Cheryl K. Ramagano
                                  ---------------------------
                              Name:  Cheryl K. Ramagano
                              Title: Vice President



                              BORROWER:

                              TURNER ADREAC, L.C., a Texas limited liability company, d/b/a Turner Adreac
                              Development Company



                              By: /s/ Charles H. Turner
                                  ----------------------------
                              Name:  Charles H. Turner
                              Title: President

THE STATE OF PENNSYLVANIA     Section
                              Section
COUNTY OF MONTGOMERY          Section


    This instrument was acknowledged before me on the 3rd day of January, 1995, by Cheryl K. Ramagano, Vice President of UNIVERSAL HEALTH REALTY INCOME TRUST, a Maryland Real Estate Investment Trust, on behalf of said trust.

(SEAL)

                   /s/ Joan D. Staudenmayer
                   ------------------------------
                   Notary Public in and for
                   the State of Pennsylvania


                    /s/ Joan D. Staudenmayer
                    ------------------------------
                   (Printed Name of Notary)


                   My commission expires: March 1, 1997



THE STATE OF TEXAS             Section
                               Section
COUNTY OF HARRIS               Section


    This instrument was acknowledged before me on the 19th day of December, 1994, by Charles H. Turner, President of TURNER ADREAC, L.C., a Texas limited liability company, d/b/a Turner Adreac Development Company, on behalf of said company.

(SEAL)

                   /s/ Carolyn Torres
                   -------------------------
                   Notary Public in and for
                      the State of Texas

                   /s/ Carolyn Torres
                   -------------------------
                   (Printed Name of Notary)

                   My commission expires: November 18, 1995

                                   Exhibit A


Tract I


Being a tract or parcel of land containing 1.699 acres (73,987 sq. ft.), more or less, situated in the John W. Asbury Survey, Abstract 91 in Harris County, Texas, being out of Restricted Reserve "A", Block I of Kingwood Town Center, Section Two as recorded under Film Code 357060 of the Harris County Map Records and being all of the same land described in the deed to Turner Adreac, L. C. as recorded under Harris County Clerk's File Number P635826, said 1.699 acres being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch iron rod found for the southerly cutback corner at the intersection of the southwesterly right-of-way line of Lake Houston Parkway (width varies) with the northwesterly right-of-way line of Bens Town Drive (60 feet wide),

THENCE South 55o30'50" West along said northwesterly right-of-way line of Bens Town Drive, a distance of 177.05 feet to a 5/8-inch iron rod found for the most southerly comer of said Turner Adreac, L. C. tract;

THENCE North 33o34'17" West along the southwesterly line of said Turner Adreac,
L. C. tract, a distance of 344.81 feet to a 5/8-inch iron rod with cap found in the line common to said Reserve "A" and Restricted Reserve "B", Block 2 of Kingwood Town Center Section One as recorded under Film Code 345143 of the Harris County Map Records;

THENCE North 60o12'39" East along said common line, a distance of 237.49 feet to a 5/8-inch iron rod with cap found for the east corner common to said Reserves "A" and "B", being in said southwesterly right-of-way line of Lake Houston Parkway and being in a curve to the right;

THENCE 227.36 feet southeasterly along said southwesterly right-of-way line of Lake Houston Parkway and along the arc of said curve to the right (Central Angle = 06o3O'48"; Radius = 2000.00 feet; Chord = South 27o33'32" East, 227.24 feet)
to a 5/8-inch iron rod with cap found for a point of reverse curvature to the left;

THENCE 79.58 feet continuing along said southwesterly right-of-way line and along the arc of said curve to the left (Central Angle = 01o31'12"; Radius = 3000.00 feet; Chord = South 25o03'44" East, 79.58 feet) to a 5/8-inch iron rod with cap found for a point of reverse curvature to the right;

THENCE 35.49 feet continuing along said southwesterly right-of-way line and along the arc of said curve to the right (Central Angle = 81o20'09"; Radius =
25.00 feet; Chord = South 14o50'45" West, 32.58 feet) to the POINT OF BEGINNING and containing 1.699 acres (73,987 sq. ft.), more or less.


R. S. McClendon Co.
Ph: (713)240-9099
Job No. 48-9402                 SEAL
December, 1994

Tract 2


Being a tract containing 1.727 acres (75,211 square feet) of land situated in the John W. Asbury Survey, A-91 of Harris County, Texas and being out of Restricted Reserve "B" of Kingwood Town Center Section Two, a subdivision of record under Film Code Number 357060 of the Harris county Map Records (H.C.M.R.). Said 1.727 acre tract being more particularly described as follows, with all bearings referenced to the Texas Coordinate System, South Central Zone:

BEGINNING at a 3/4-inch iron rod found for the most easterly northeast corner of said Reserve "B" and being a point in a southwesterly right-of-way line of Lake Houston Parkway (varying width) per plat recorded under Film Code Number 350032 of said H.C.M.R.;

THENCE, 202.84 feet, along said southwesterly right-of-way line and along the arc of a non-tangent curve to the left (Central Angle = 03o52'26"; Radius = 3,000.00 feet; Chord Bearing and Distance = South 29o51'41" East, 202.80 feet) to a 5/8-inch iron rod with plastic cap stamped "SURVCON INC." set for corner;

THENCE, South 55o30'50" West, a distance of 313.87 feet to a 5/8-inch iron rod with plastic cap stamped "SURVCON INC." set for corner and being in a northeasterly right-of-way line of Bens Branch Drive (60.00 feet wide) per said Kingwood Town Center Section Two;

THENCE, North 37o34'31" West, along said northeasterly right-of-way line, a distance of 203.95 feet to a 3/4-inch iron found for the beginning of a tangent curve to the right and being the intersection with a southerly right-of-way line of Bens Town Drive (60.00 feet wide) per said Kingwood Town Center Section Two;

THENCE, easterly along said southerly right-of-way line the following courses:

40.62 feet, along the arc of said curve to the right (Central Angle = 93o05'21"; Radius = 25.00 feet; Chord Bearing and Distance = North 08o58'09" East, 36.30 feet) to a 3/4-inch iron rod found for a point of tangency;

North 55o30'50" East, a distance of 291.41 feet to a 3/4-inch iron rod found for the beginning of a tangent curve to the right;

42.13 feet, along the arc of said curve to the right (central Angle = 96o33'43"; Radius = 25.00 feet; Chord Bearing and Distance = South 76o12'19" East, 37.32 feet) to the POINT OF BEGINNING and containing a computed area of
1.727 acres (75,211 square feet) of land.




Compiled by:
SURVCON INC.
Houston, Texas              SEAL
Job No. 5728-03
March 1994
D-61

Tract 3

    An easement over and across that certain tract or parcel of real property situated in Harris County, Texas, as more particularly described as follows:

Being a tract or parcel of land containing 6,421 square feet (0.1474 acre), more or less, situated in the John W. Asbury Survey, Abstract No. 91 in Harris County, Texas, being 4,521 square feet out of Restricted Reserve "B", Block 2 of Kingwood Town Center, Section One as recorded under Film Code 354143 of the Harris County Map Records and 1,900 square feet out of Restricted Reserve "A" of Kingwood Town Center, Section Two as recorded under Film Code 357060 of the Harris County Map Records; said 6,421 square feet being more particularly described by metes and bounds as follows:

COMMEnClNG at a 5/8-inch iron rod with aluminum cap found for the east corner common to said Reserves "A" and "B", being in the southwesterly right-of-way line of Lake Houston Parkway (width varies) and being in a curve to the right; thence as follows;

Southeasterly 5.00 feet along said southwesterly right-of-way line and the arc of said curve to the right (Central Angle = 00o08'36"; Radius = 2000.00 feet; Chord = South 30o44'39" East, 5.00 feet) to the POINT OF BEGINNING,

THENCE 25.00 feet continuing southeasterly along said southwesterly right-of-way line and the arc of said curve to the right (Center Angle = 00o42'58", Radius = 2000.00 feet; Chord = South 30o18'52" East, 25,00 feet) to a point for corner;

THENCE South 60o12'39" West departing said southwesterly right-of-way line, a distance of 71.00 feet to a point in a curve to the left;

THENCE northwesterly along the arc of said curve to the left, at 30.00 feet pass the line common to said Reserves "A" and "B", for a total arc distance of 51.38 feet (Central Angle = 01o31'34"; Radius = 1929.00 feet; Chord = North 30o43'58" West, 51-38 feet) to a point of reverse curature to the right;

THENCE 113.29 feet along the arc of said curve to the right (Central Angle = 01o03'22": Radius = 6146.00 feet; Chord = North 30o57'39" West, 113.28 feet) to a point for corner;

THENCE North 59o27'02" East, a distance of 71.00 feet to a point for corner in said southwesterly right-of-way line of Lake Houston Parkway and being in a curve to the left;

THENCE southeasterly 25.00 feet along said southwesterly right-of-way line and the arc of said curve to the left (Central Angle = 00o14'09", Radius = 6075,00 feet: Chord = South 30o32'59" East, 25,00 feet) to a point for corner, being
87.12 feet along the arc of said curve from a 5/8-inch iron rod with aluminum cap found for a point of reverse curvature to the right;

THENCE South 59o27'02" West departing said southwesterly right-of-way line, a distance of 46.00 feet to a point in a curve to the left;

THENCE southeasterly 87.87 feet along the are of said curve to the left (Central Angle 00o49'21"; Radius = 6121.00 feet, Chord = South 31o04'40" East, 87.87 feet) to a point of reverse curvature to the right;

THENCE 27.12 feet along the arc of said curve to the right (Central Angle = 00o47'43": Radius = 1954.00 feet; Chord = South 31o05'53" East, 27.12 feet) to a point for comer,

THENCE North 60o12'39" East, a distance of 46.01 feet to the POINT OF BEGINNING and containing 6,421 square feet (0.1474 acre) of land, more or less.



R. S. McCLENDON CO.
Ph: (713)240-9099
Job No. 49-9402
December, 1994

                |-------------------------------------------------|
                |     PROFESSIONAL CENTER & KELSEY SEYBOLD        |
                |-------------------------------------------------|

                |-------------------------------------------------|
                | Schedule 2 - Project Budget & Funding Schedule  |
                |-------------------------------------------------|
                              Occupancy @           100.00%


                               CLOSING     Feb-95      Mar-95   Apr-95
                             -------------------------------------------
Land                          877,885
Shell Construction                        267,000     267,000   267,000
Standard Tenant Buildout
Above Standard Buildout
Landscaping
Architectural & Engineering
 Fees                          71,675      13,909      13,909    13,909
Taxes, Insurance & Closing     24,500                             4,439
Enviros/Appraisals/Surveys      7,000           0       4,000         0
Construction Interest
Capital Cost                        0
Marketing & Commissions        94,235
Legal & Accounting                  0
Project Management             18,995      18,995      18,995     18,995
Developers Fee                 83,440      14,740      14,740     14,740
                            ---------------------------------------------
   Total Project Budget     1,182,730     314,644     318,644    319,083
                            =============================================

SOURCE OF FUNDS
CONSTRUCTION FINANCING      1,182,730     314,644     318,644    319,083
CAPITAL REQUIRED                    0           0           0          0
                           ----------------------------------------------
TOTAL SOURCE OF FUNDS       1,182,730     314,644     318,644    319,083
LOAN BALANCE                1,182,730   1,497,374   1,816,018  2,135,101







                            May-95    Jun-95      Jul-95    Aug-95   Sep-95       TOTAL
                            -----------------------------------------------------------
Land                                                                               877,885
Shell Construction         267,000    133,500     133,500                        1,335,000
Standard Tenant Buildout   214,081    214,081     214,081    214,081               856,324
Above Standard Buildout      6,194      6,194       6,194      6,194                24,776
Landscaping                            51,227       5,692                           56,919
Architectural & Engineering
 Fees                       13,909                                                 127,311
Taxes, Insurance & Closing                                     7,063                36,002
Enviros/Appraisals/Surveys       0      4,000       2,000          0                17,000
Construction Interest                                                                    0
Capital Cost                                                                             0
Marketing & Commissions                23,559      23,559     50,253               191,606
Legal & Accounting                                                                       0
Project Management          18,995     18,995      18,995          0               132,965
Developers Fee              14,740     14,740      14,740     91,120               268,000
                         -----------------------------------------------------------------
   Total Project Budget    534,919    466,296     418,761    368,711          0  3,923,788
                         =================================================================

SOURCE OF FUNDS
CONSTRUCTION FINANCING     534,919    466,296     418,761    368,711          0  3,923,788
CAPITAL REQUIRED                 0          0           0          0          0          0
                         -----------------------------------------------------------------
TOTAL SOURCE OF FUNDS      534,919    466,296     418,761    368,711          0  3,923,788
LOAN BALANCE             2,670,020  3,136,316   3,555,077  3,923,788  3,923,788


                                   EXHIBIT C

                              DISBURSEMENT REQUEST
                                      FORM



Universal Health Realty Income Trust
367 South Gulph Road
King of Prussia, Pennsylvania 19406
Attention: Cheryl K. Ramagano/Timothy J. Fowler

RE: Request for Advance to Pay Costs Under Construction
    Loan Agreement (the "Loan Agreement") dated as of
    December 20, 1994, between Turner Adreac, L.C.
    ("Borrower") and the Lender

Ladies/Gentlemen:

    The Borrower hereby requests in advance under the Loan Agreement to pay costs heretofore incurred in connection with construction of the Improvements as contemplated therein, in the amount of $________. All terms used herein shall have the same meanings ascribed to them in the Loan Agreement, except as otherwise provided herein.

    The costs to be paid from the proceeds of such advance are for the items listed on the continuation page(s) attached. To the extent that the advance will be used to pay Contractor(s), an Application and Certificate for Payment for each Contractor to be paid is also attached.

    The status of costs for the Improvements is as follows:

       (a) Origiual projected costs                      $3,923,787

       (b) Additions to date hereof                              $0

       (c) Deductions to date hereof                             $0

       (d) Current projection of costs                   $3,923,787

       (e) Total certified to date, including
           amount of this certificate                    $_________

       (f) Unpaid balance of projected costs
           (amount yet to be certified)                  $_________

    The status of available funds under the Loan Agreement is as follows:

      (g) Total amount of Construction Loan          $3,923,787

      (h) Less: Total costs certified to
          date, including amount of this
          certificate (from line [e) above)          $_________

      (i) Balance to be advanced pursuant
          to Loan Agreement                          $_________



    The borrower hereby represents and warrants as follows:

    (a) The amount above requested has actually been incurred in connection with the construction of the Improvements and no previous advances have been made under the Loan Agreement to pay any of the costs for which the Borrower hereby requests this advance.

    (b) The representations and warranties set forth in Loan Agreement are true and correct in all material respects as of the date this Request for Advance is submitted to the Lender.

    (c) Except as may be set forth on Schedule 1 to this Request for Advance, all equipment, supplies and materials acquired or furnished in connection with the construction of the Improvements which are not affixed to or incorporated into the Improvements are stored on the Premises.

    (d) No Event of Default has occurred under the Loan Agreement which has not been waived by the Lender or cured to the satisfaction of the Lender.

    (e) No Default has occurred under the Loan Agreement which, with notice or lapse of time or both, would constitute an Event of Default under the Loan Agreement, except such Defaults as have been waived by the Lender or cured to the satisfaction of the Lender.

    With respect to the items described on Schedule 1 to this Request for Advance, the following is attached to this Request for Advance:

    (a) With respect to items stored in a bonded warehouse, an original warehouse receipt covering such items; and

    (b) With respect to items not stored in a bonded warehouse, a written certificate signed by the Borrower certifying as to the location of all such items. Such items shall be insured by companies, on forms and in amounts, satisfactory to Lender. Each such location must be acceptable to the Lender and such items must be stored under adequate safeguards acceptable to the Lender to minimize the possibility of loss, theft, damage or commingling of other property.




                                               Very truly yours,

                                               TURNER ADREAC, L.C.
                                               a Texas limited liability company



                                               By:_____________________________
                                                  Charles H. Turner
                                                  President

PROFESSIONAL CENTER & KELSEY SEYBOLD
DATE: Docember 19, 1994

DRAW NO:______



                                  CURRENT
                                   TOTAL              Previous          This          Total To
      ITEM                         BUDGET            Application     Application        Date
    -------                      ----------          -----------     -----------     ----------
Land                               877,885                0
Shell Construction               1,335,000                0
Standard Tenant Buildout           856,325                0
Above Standard Buildout             24,775                0
Landscaping                         56,919                0
Architectural & Engineering        127,310                0
Taxes, Insurance & Closing          36,002                0
Enviros/Appraisals/Surveys          17,000                0
Capital Cost                             0                0
Marketing & Commissions            191,606                0
Legal & Accounting                       0                0
Project Management                 132,966                0
Developers Fee                     268,000                0
                                 ---------               ---             --------        -------

TOTAL                            3,923,787                0              --------        -------
